                                                                    EXHIBIT 2.01

==============================================================================





                            STOCK PURCHASE AGREEMENT



                            ACQUISITION OF THE STOCK

                                       OF

                             SIMCO INDUSTRIES, INC.

                                       BY


                             UFP TECHNOLOGIES, INC.

                             DATED: January 14, 2000

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STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1.  PURCHASE AND SALE OF STOCK............................................................................1


   1.1        Purchase of the Company Shares......................................................................1
   1.2        Included Assets and Liabilities.....................................................................2
   1.3        Net Asset Value Adjustment..........................................................................3
   1.4        Accounts Receivable and Inventory Adjustment........................................................5
   1.5        Earnout.............................................................................................5
   1.6        Time and Place of Closing...........................................................................7
   1.7        Delivery of the Company Shares......................................................................7
   1.8        Further Assurances..................................................................................8

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS........................................8

   2.1        Organization and Qualification of the Company.......................................................8
   2.2        Capitalization of the Company; Title to Stock.......................................................8
   2.3        Subsidiaries........................................................................................9
   2.4        Authorization of Transaction........................................................................9

ARTICLE 2A.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................10

   2A.1       Present Compliance with Obligations and Laws.......................................................10
   2A.2       No Conflict of Transaction With Obligations and Laws...............................................10
   2A.3       Financial Statements...............................................................................11
   2A.4       Absence of Undisclosed Liabilities.................................................................11
   2A.5       Absence of Certain Changes.........................................................................11
   2A.6       Conduct of Business................................................................................13
   2A.7       Payment of Taxes...................................................................................13
   2A.8       Title to Properties; Liens; Condition of Properties................................................14
   2A.9       Intentionally Omitted..............................................................................15
   2A.10      Intentionally Omitted..............................................................................15
   2A.11      Intellectual Property Rights.......................................................................15
   2A.12      Contracts and Commitments..........................................................................16
   2.A.13     Labor and Employee Relations.......................................................................18
   2.A.14     ERISA and Employee Benefits........................................................................19
   2A.15      Environmental Matters..............................................................................21
   2A.16      Governmental Authorizations........................................................................23
   2A.17      Warranty or Other Claims...........................................................................23
   2A.18      Litigation.........................................................................................24
   2A.19      Borrowings and Guarantees..........................................................................24
   2A.20      Financial Service Relations and Powers of Attorney.................................................24
   2A.21      Insurance..........................................................................................24
   2A.22      Minute Books.......................................................................................25
   2A.23      Finder's Fee.......................................................................................25
   2A.24      Transactions with Interested Persons...............................................................25
   2A.25      Absence of Sensitive Payments......................................................................25
   2A.26      Year 2000 Compliance...............................................................................26
   2A.27      Copies of Documents................................................................................26
   2A.28      Disclosure of Material Information.................................................................27

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STOCK PURCHASE AGREEMENT
                                       -i-

   2A.29      Disclosure Generally...............................................................................27
   2A.30      Disclaimer of Other Representations and Warranties.................................................27

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................27

   3.1        Organization of Buyer..............................................................................27
   3.2        Authorization of Transaction.......................................................................27
   3.3        No Conflict of Transaction with Obligations and Laws...............................................28
   3.4        Finder's Fee.......................................................................................28
   3.5        No Distribution....................................................................................28

ARTICLE 4.  COVENANTS OF THE COMPANY AND STOCKHOLDERS............................................................28

   4.1        Conduct of Business................................................................................28
   4.2        Access to Information..............................................................................30
   4.3        Governmental Permits and Approvals; Consents.......................................................31
   4.4        Assignment of Contracts............................................................................31
   4.5        Maintenance of Government Authorizations...........................................................31
   4.6        Collection of Receivables..........................................................................31
   4.7        Risk of Loss.......................................................................................31
   4.8        Employee Compensation..............................................................................32
   4.9        Breach of Representations and Warranties...........................................................32
   4.10       Consummation of Agreement..........................................................................32
   4.11       Exclusivity........................................................................................32
   4.12       Employee Benefits..................................................................................33

ARTICLE 5. CONDITIONS TO BUYER'S OBLIGATION OF THE BUYER.........................................................33

   5.1        Due Diligence Review...............................................................................33
   5.2        Excluded Liabilities...............................................................................34
   5.3        Representations; Warranties; Covenants.............................................................34
   5.4        Resignations of Officers and Directors.............................................................34
   5.5        Releases...........................................................................................34
   5.6        Opinion of Sellers' Counsel........................................................................34
   5.7        Noncompetition Agreements..........................................................................34
   5.8        FIRPTA Certificate.................................................................................35
   5.9        Escrow Agreement...................................................................................35
   5.10       Real Property Leases...............................................................................35
   5.11       Absence of Certain Litigation......................................................................35
   5.12       No Bankruptcy......................................................................................35
   5.13       No Material Adverse Change.........................................................................35
   5.14       Finders Fee........................................................................................36
   5.15       Employee Benefits..................................................................................36

ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS........................................................36

   6.1        Representations; Warranties; Covenants.............................................................36
   6.2        Opinion of Buyer's Counsel.........................................................................36

ARTICLE 7.  INDEMNIFICATION......................................................................................36

   7.1        Definitions........................................................................................36
   7.2        Indemnification by Stockholders....................................................................37
   7.3        Indemnification by Buyer...........................................................................40
   7.4        Defense of Third Party Actions.....................................................................40
   7.5        Miscellaneous......................................................................................41
   7.6        Payment of Indemnification.........................................................................41

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STOCK PURCHASE AGREEMENT

ARTICLE 8.  TERMINATION OF AGREEMENT.............................................................................42

   8.1        Termination........................................................................................42
   8.2        Effect of Termination..............................................................................42
   8.3        Right to Proceed...................................................................................42

ARTICLE 9.  MISCELLANEOUS........................................................................................42

   9.1        Survival of Warranties.............................................................................42
   9.2        Fees and Expenses..................................................................................43
   9.3        Notices............................................................................................43
   9.4        Publicity and Disclosures..........................................................................44
   9.5        Confidentiality....................................................................................44
   9.6        Time Period........................................................................................44
   9.7        Entire Agreement...................................................................................44
   9.8        Severability.......................................................................................45
   9.9        Assignability......................................................................................45
   9.10       Amendment..........................................................................................45
   9.11       Governing Law; Venue...............................................................................45
   9.12       Remedies...........................................................................................45
   9.13       Counterparts.......................................................................................46
   9.14       Effect of Table of Contents and Headings...........................................................46
   9.15       Guaranty...........................................................................................46
   List of Schedules and Exhibits......................................................ERROR! BOOKMARK NOT DEFINED.

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STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

         AGREEMENT entered into as of the 14th day of January, 2000, among UFP Technologies, Inc., a Delaware corporation, with its principal place of business in Georgetown, Massachusetts ("Buyer"), Simco Industries, Inc., a Michigan corporation, with its principal place of business in Roseville, Michigan (the "Company") and Louis Simon, Trustee UTA dated December 18, 1978, David L. Simon, Trustee under Revocable Living Trust Agreement of David L. Simon dated March 20, 1995 and Lisa L. Fuller, Trustee under Revocable Living Trust Agreement dated April 25, 1995, being all of the stockholders of the Company (collectively, the "Stockholders"), and Louis Simon and David L. Simon, individually as guarantors of the obligations of the Stockholders hereunder (collectively, the "Guarantors").

                                    RECITALS:

         WHEREAS, the Stockholders collectively own all of the issued and outstanding shares of capital stock of the Company (the "Company Shares"), and are willing to sell the Company Shares to Buyer; and

         WHEREAS, Buyer wishes to acquire all of the outstanding capital stock of the Company; and

         WHEREAS, the Guarantors are the Trustees and beneficiaries of certain of the Stockholders;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to consummate said sale, the parties hereto agree as follows:

ARTICLE 1.        PURCHASE AND SALE OF STOCK.

         1.1 PURCHASE OF THE COMPANY SHARES. Subject to the provisions of this Agreement, each of the Stockholders agrees to sell, and Buyer agrees to purchase, at the Closing (as defined in Section 1.6 hereof), all of the Company Shares owned by them for an aggregate purchase price of (a) Six Million Three Hundred Seventy Thousand Dollars ($6,370,000) in cash, subject to adjustment as provided in Sections 1.3 and 1.4 hereof (the "Cash Portion"), and (b) the amount, if any, payable pursuant to Section 1.5 hereof (the "Earnout") (collectively, the "Purchase Price"), as provided below. The Company Shares constitute, and will constitute at the Closing, one hundred percent (100%) of the issued and outstanding capital stock of the Company. Each Stockholder owns, and will own at the Closing, that number of the Company Shares set forth on EXHIBIT A hereto next to such Stockholder's name, and shall receive that share of the Cash Portion beside such Stockholder's name on said Exhibit, subject to pro rata adjustment as hereinafter provided, against delivery of such Stockholder's Company Shares, as provided herein. The Purchase Price shall be delivered by Buyer as follows:

         (a) the sum of Four Hundred Fifty Thousand Dollars ($450,000) of the Cash Portion (the "Escrow Fund") shall be paid at the Closing to The Chase Manhattan Bank, or such other

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STOCK PURCHASE AGREEMENT
                                      -1-
mutually agreeable institution, as escrow agent ("Escrow Agent"), under and subject to the terms of the Escrow Agreement to be entered into pursuant to
Section 5.9 hereof (the "Escrow Agreement") and shall be deducted pro rata over the amount of the Cash Portion each Stockholder is entitled to receive as set forth on EXHIBIT A hereto;

         (b) the sum of Five Million Two Hundred Sixty Thousand Dollars ($5,260,000) of the Cash Portion, after pro rata reduction or increase by the amount of the reduction or increase, if any, to the Purchase Price pursuant to
Section 1.3(b) hereof, shall be paid at the Closing to the Stockholders pro rata based on the amount of the Cash Portion each Stockholder is entitled to receive as set forth on EXHIBIT A hereto (the "Initial Cash Payment");

         (c) the sum of Six Hundred Sixty Thousand Dollars ($660,000) of the Cash Portion, after pro rata reduction or increase by the amount of the reduction or increase, if any, to such amount pursuant to Section 1.3(c) hereof, shall be paid as provided in said Section 1.3 to the Stockholders pro rata based on the amount of the Cash Portion each Stockholder is entitled to receive as set forth on EXHIBIT A hereto (the "Additional Cash Payment"); and

         (d) the Earnout shall be paid to the Stockholders pro rata based on the amount of the Cash Portion each Stockholder is entitled to receive as set forth on EXHIBIT A hereto, at such times and in such amounts as contemplated by and described in Section 1.5 hereof.

         The amounts payable pursuant to paragraphs (a), (b) and (c) above shall be paid in cash by certified or bank check or by wire transfer of immediately available funds to the Stockholders as provided above unless otherwise instructed in writing by the Stockholder(s) entitled to receive any such amounts at least three (3) business days prior to the Closing. To the extent the amounts specified in paragraphs (b) and (c) above are to be made by wire transfer of funds, the Stockholders shall specify the account(s) into which such funds are to be wired in writing at least three (3) business days prior to the Closing.

         1.2 INCLUDED ASSETS AND LIABILITIES.

         (a) At the Closing, the assets of the Company and Simco Automotive Trim, Inc., a wholly owned subsidiary of the Company ("Subsidiary"), on a consolidated basis, shall include all of the assets reflected on the Base Balance Sheet (as defined in Section 2A.3 hereof), as such assets may fluctuate in the ordinary and normal course of business prior to Closing, and, if not reflected on the Base Balance Sheet, all of the issued and outstanding capital stock of Subsidiary.

         (b) On or before the Closing, the Stockholders shall assume or satisfy in full prior to or out of the Cash Portion payable to the Stockholders at Closing, all liabilities of the Company and Subsidiary existing on the Closing Date (and shall secure the release of all related liens and encumbrances) other than the following liabilities reflected on the Base Balance Sheet, as such liabilities may fluctuate in the ordinary and normal course of business prior to Closing (the "Permitted Liabilities"):

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STOCK PURCHASE AGREEMENT
                                      -2-

         Note Payable to Buyer                                         $     262,500
         Capital Leases, current                                       $     168,394
         Capital Leases, long term                                     $     521,084
         Accounts Payable                                              $   3,470,752
         Accrued Liabilities                                           $     180,786
         Deferred Liabilities                                          $      70,550


         After the Closing, the Company and Subsidiary shall be responsible for payment of all liabilities arising from the acts or omissions of the Company or Subsidiary after the Closing.

         1.3 NET ASSET VALUE ADJUSTMENT.

         (a) In the event the net asset value of the Company and Subsidiary, on a consolidated basis (the "Closing Net Asset Value") at and as of the close of business on January 31, 2000, is less than $3,126,000 (after taking into account the cost of the financial audit as provided in paragraph (d) below) (the "Base Net Asset Value"), as shown on the Closing Balance Sheet referred to in paragraph (c) below and prepared in accordance with paragraphs (c) and (d) below, the Cash Portion shall be reduced dollar for dollar by the amount by which the Base Net Asset Value exceeds the Closing Net Asset Value. In the event the Closing Net Asset Value exceeds the Base Net Asset Value, the Cash Portion to be paid to Stockholders at the Closing shall be increased dollar for dollar by the amount by which the Closing Net Asset Value exceeds the Base Net Asset Value. A preliminary adjustment shall be made as provided in paragraph (b) below at the Closing.

         (b) The Company shall deliver to Buyer at the Closing a balance sheet of the Company and Subsidiary, on a consolidated basis, together with a calculation of the Closing Net Asset Value for the period ended November 30, 1999 (the "Preliminary Closing Net Asset Value") and the preliminary adjustment, if any, of the Cash Portion to be paid to Stockholders at the Closing pursuant to paragraph (a) above. If the Preliminary Closing Net Asset Value determined pursuant to the foregoing exceeds the Base Net Asset Value, Buyer shall pay to Stockholders at the Closing the amount of such excess pro rata based on the Cash Portion each Stockholder is entitled to receive as set forth on EXHIBIT A hereto or, if the Preliminary Closing Net Asset Value is less than the Base Net Asset Value, Buyer shall pay to Stockholders at the Closing the Cash Portion less the amount of such deficiency pro rata based on the Cash Portion each Stockholder is entitled to receive as set forth on EXHIBIT A hereto.

         (c) On or before February 29, 2000, Buyer shall prepare and deliver to Stockholders a balance sheet (the "Closing Balance Sheet") of the Company and Subsidiary, on a consolidated basis, together with a calculation of the Closing Net Asset Value at and as of the close of business on January 31, 2000 (the "Final Closing Net Asset Value"). If the Stockholders do not object to the Final Closing Net Asset Value on or before 12:00 p.m. EDT on March 15, 2000, the Stockholders shall be deemed to have accepted Buyer's determination of the Final Closing Net Asset Value and, to the extent the Final Closing Net Asset Value exceeds the Preliminary Closing Net Asset Value, Buyer shall pay to the Stockholders an amount equal to the Additional Cash Payment plus the amount of such excess, pro rata based on the Cash Portion each

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STOCK PURCHASE AGREEMENT
                                      -3-

Stockholder is entitled to receive as set forth on EXHIBIT A hereto, or to the extent the Final Closing Net Asset Value is less than the Preliminary Closing Net Asset Value, Buyer shall pay to the Stockholders an amount equal to the Additional Cash Payment less the amount of such deficiency pro rata based on the Cash Portion each Stockholder is entitled to receive as set forth on EXHIBIT A hereto. To the extent the amount of any such deficiency exceeds the amount of the Additional Cash Payment, the Stockholders shall pay such amount to Buyer in accordance with paragraph (e) below or, at the election of Buyer, Buyer shall have the right, but not the obligation, to recover such amount out of the Escrow Fund. If the Stockholders object to the Buyer's calculation of the Final Closing Net Asset Value, they shall notify Buyer, in writing, on or before March 15, 2000 and, following receipt of timely written notice, Buyer shall withhold the Additional Cash Payment until agreement is reached. The Stockholders (and/or their agent for the purpose) shall be entitled to reasonable access to the books and records of the Company and Subsidiary, at reasonable times, for the purpose of evaluating the Closing Balance Sheet. If Buyer and Stockholders fail to reach agreement within ten (10) business days thereafter, Buyer and Stockholders shall submit such disagreement for resolution to arbitration in accordance with the rules of the American Arbitration Association, Commercial Arbitration Division, in Detroit, Michigan. The decision of the arbitrator shall be final, binding and non-appealable. The nonprevailing party in arbitration will be liable for the costs of the arbitration, including without limitation, all costs, expenses and attorneys fees incurred by the prevailing party in the arbitration, including all fees charged by the arbitrator.

         (d) For purposes of this Section 1.3, the term "net asset value" shall mean the book value of all tangible assets and accounts receivables and patents, organization costs and start-up costs equal to approximately $92,000, appearing on the balance sheet of the Company and Subsidiary, on a consolidated, basis, less the book value of all Permitted Liabilities, and shall not reflect as a liability the cost of the financial audit of the Company and Subsidiary undertaken in connection with the transactions contemplated by this Agreement. In addition, "net asset value" shall not include charges for general Corporate Allocation (as defined in Section 1.5(b) hereof) made by Buyer since the Closing but, rather, for purposes of determining "net asset value" the Company and Subsidiary shall be deemed to have continued to own and operate their respective businesses and operations consistent with their respective practices during the three (3) full calendar months immediately preceding the Closing (i.e. interest expense shall be determined based on the average interest expense experienced by the Company and Subsidiary over such period). The Closing Balance Sheet shall fairly present the assets, liabilities and Closing Net Asset Value of the Company and Subsidiary as of the close of business on January 31, 2000, determined, except as provided in this paragraph (d), in accordance with generally accepted accounting principals, practices and methods ("GAAP").

         (e) If any amount is required to be paid under this Section 1.3 (i.e. it has not been disputed by Stockholders in accordance with the provisions of this Section 1.3) after March 15, 2000, such amount shall be paid together with interest from March 15, 2000 through the date of payment, at the annual rate of 8.5%. If any portion of such amount payable by Stockholders is not paid within thirty (30) days after becoming due, Buyer may set off any amount to which it is determined to be entitled under this Section 1.3 or otherwise against amounts otherwise payable by it to any one or more of the Stockholders. The provisions of this Section 1.3 shall not be

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STOCK PURCHASE AGREEMENT
                                      -4-
subject to any of the procedural or other restrictions contained in the indemnification provisions of Article 7 hereof.

         1.4 ACCOUNTS RECEIVABLE AND INVENTORY ADJUSTMENT.

         (a) Any accounts receivable of the Company and Subsidiary included in the purchase and sale contemplated hereby which are not collected through Buyer's normal means of collection without requiring engagement of a collection agent or legal process, within 120 days after the Closing shall be deemed uncollectable (the "Uncollectable Receivables"). Buyer shall notify in writing the Stockholders and the Escrow Agent under the Escrow Agreement of the aggregate face value of the Uncollectable Receivables and, upon receipt of such notice, the Escrow Agent shall deduct from the initial installment to be released from the Escrow Fund and remit to Buyer such sum, together with the Allocable Interest Amount thereon (as defined in the Escrow Agreement). Upon receipt of such amount, Buyer shall assign to the Stockholders all of the Uncollectable Receivables.

         (b) Any of the inventory of the Company and Subsidiary which exists on January 31, 2000 which has not been sold within 150 days of January 31, 2000 shall be deemed obsolete (the "Obsolete Inventory"), except for the "product line" inventory, which shall not be deemed Obsolete Inventory unless not sold within 330 days of the Closing. A physical inventory shall be conducted by Buyer or its representatives at which the Stockholders may be present as of January 31, 2000. The results of such physical inventory shall be attached hereto as
SCHEDULE 1.4 and shall set forth the inventory deemed to exist as of the Closing, including an itemization of the "product line" inventory. Buyer shall notify in writing the Stockholders and the Escrow Agent of the aggregate value consistent with the valuation method used in connection with the preparation of the Base Balance Sheet of the Obsolete Inventory and, upon receipt of such notice, the Escrow Agent shall deduct such amount (less any accrual for Obsolete Inventory reflected on the Closing Balance Sheet and taken into account in the calculation of the Final Closing Net Asset Value) from the initial installment to be released from the Escrow Fund and remit such sum to Buyer. Upon receipt of such amount, Buyer shall assign to the Stockholders all of the "product line" inventory which constitutes Obsolete Inventory.

         (c) The provisions of this Section 1.4 shall not be subject to any of the procedural or other restrictions contained in the indemnification provisions of Article 7 hereof, including without limitation, the Basket (as defined in said Article).

         1.5 EARNOUT.

         (a) In the event that EBITDA (as defined and calculated pursuant to paragraph (b) below) of the Company and Subsidiary, on a consolidated basis as adjusted as described in paragraph (c) below (the "Adjusted EBITDA") for each of the twelve (12) month periods set forth below (each an "Earnout Period") exceeds the minimum EBITDA for the applicable Earnout Period as set forth below (the "Target EBITDA"), Buyer shall pay the Stockholders the difference between the Adjusted EBITDA and the Target EBITDA for such Earnout Period (each an "Earnout Payment") pro rata based on the amount of the Cash Portion each Stockholder was entitled to receive at Closing as set forth on EXHIBIT A hereto. The amount of the Earnout

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STOCK PURCHASE AGREEMENT
                                      -5-

Payment during the first Earnout Period shall not exceed $800,000 and during the second Earnout Period shall not exceed $700,000.

                12-MONTHS ENDING                     TARGET EBITDA
                ----------------                     -------------
                6/30/2000                            $2,100,000
                6/30/2001                            $2,760,000

         (b) For purposes hereof "EBITDA" shall mean net income as determined by Buyer in accordance with GAAP, excluding, without duplication, (i) interest income and expenses, (ii) provisions for taxes based on income, (iii) depreciation expenses, (iv) amortization expenses, (v) the cumulative effect of any changes in accounting principles, (vi) extraordinary gains or losses, (vii) any losses (as defined in Article 7 hereof) for which Buyer has been indemnified and recovered from Stockholders, (and (viii) Corporate Allocation charges. For purposes hereof, "Corporate Allocation" charges shall mean only nonexclusive corporate overhead expenses for accounting, including reporting and auditing, human resources management, general corporate management (excluding executive compensation for officers of the Company or Subsidiary), general legal fees (excluding costs of litigation initiated by or for the Company or Subsidiary and contract review costs), benefit administration costs (excluding costs of welfare and pension benefits), and insurance administration costs. Any expense incurred exclusively by or for the benefit of the Company or Subsidiary, including without limitation, legal fees as described above, accounting fees for services requested by the Company or Subsidiary to comply with customer or vendor requirements, insurance expenses (including workers compensation, medical, dental, disability, life, vehicle fleet, equipment floater and transit and fire insurance), trade show expenses and marketing expenses shall be charged to and paid by the Company and Subsidiary. Further, for purposes of calculating EBITDA, corporate engineers who provide services to the Company or Subsidiary shall be charged to the Company and Subsidiary at Buyer's reasonable inter-company rates.

         (c) In determining Adjusted EBITDA, with respect to any business which is referred by Buyer to the Company or Subsidiary, including the three Visteon Automotive Systems door inserts programs known as CW170, CT120 and D186, a referral fee equal to 10% of sales generated by such business shall be charged to the Company and Subsidiary and deducted from Adjusted EBITDA; provided that the referral fee shall not in any instance exceed the net margin on the referred business.

         (d) Within 120 days after the end of each of the Earnout Periods, Buyer shall notify Stockholders in writing of the Adjusted EBITDA for the applicable Earnout Period and shall provide supporting work papers. Adjusted EBITDA shall be determined in accordance with GAAP subject to paragraph (c) above. If Stockholders do not agree with Buyer's determination of Adjusted EBITDA for either Earnout Period, Stockholders shall notify Buyer in writing within 30 days of receipt thereof and Buyer and Stockholders shall use reasonable efforts to resolve such dispute. Stockholders (and/or their representatives for the purpose) shall have reasonable access to the books and records of the Company and Subsidiary for the purpose of determining the accuracy of the calculation of Adjusted EBITDA. Any dispute between such parties relating

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STOCK PURCHASE AGREEMENT
                                      -6-
to the required Earnout Payment shall be resolved in accordance with the arbitration provisions set forth in Section 1.3 above.

         (e) During the period from and after the Closing until June 30, 2001 (the "Relevant Period"):

                  (i) Neither Buyer, any Subsidiary, nor affiliate of Buyer will take any actions that are intentionally primarily motivated for the purpose of materially adversely affecting the Earnout; provided, however, that nothing in this Agreement shall require Buyer to take any action that Buyer determines, in its sole discretion, is not in the best interests of Buyer, the Company or Subsidiary, or which would otherwise constitute a breach of fiduciary duties of the Board of directors of Buyer, or to conduct its business or the business of the Company or Subsidiary contrary to its business plan or proper corporate governance.

                  (ii) Buyer shall provide Stockholders with quarterly financial statements of the Company and Subsidiary within thirty (30) days of the end of each quarter, which financial statements shall include a balance sheet and statement of income, each in form normally prepared by Buyer in the ordinary course of business and Buyer shall answer Stockholder's reasonable questions related thereto.

                  (iii) In the event of the sale of all of the capital stock or substantially all of the assets of the Company, as a condition to such sale, the purchaser thereof shall assume all of the obligations of Buyer under this
Section 1.5.

         1.6 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held simultaneously with the execution of this Agreement at the offices of Brown, Rudnick, Freed & Gesmer, P.C., One Financial Center, Boston, Massachusetts, at 10:00 a.m., on January 7, 2000, or at such other place, date or time as may be fixed by mutual agreement of the parties (the "Closing Date").

         1.7 DELIVERY OF THE COMPANY SHARES. At the Closing, Stockholders shall deliver or cause to be delivered to Buyer, among other things:

         (a) certificates for all the Company Shares owned by each Stockholder, stock powers attached duly executed in blank, with all signatures notarized or, at the election of Buyer, guaranteed;

         (b) such other documents as may be required to effect a valid transfer of the Company Shares by Stockholder, free and clear of any and all Encumbrances (as defined in Section 2.6 hereof) under Article 8 of the Uniform Commercial Code of the State of Michigan or otherwise;

         (c) general releases by all of the stockholders of the Company and Subsidiary, in their capacities as such, and in their capacities as officers and directors to the extent they hold such positions with the Company or Subsidiary, of any liability of the Company or Subsidiary to them, or any claim that they may have against the Company or Subsidiary; and

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STOCK PURCHASE AGREEMENT
                                      -7-

         (d) such other documents as may be required elsewhere in this Agreement or may be reasonably requested by counsel to Buyer.

         1.8 FURTHER ASSURANCES. Stockholders from time to time after the Closing, at the request of Buyer and without further consideration, shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.7) and take such other action as Buyer may reasonably require to more effectively transfer the Company Shares to the Buyer.

ARTICLE 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS

         The Company and each of the Stockholders (other than Lisa Fuller, as Trustee), jointly and severally, hereby represents and warrants to Buyer as follows:

         2.1 ORGANIZATION AND QUALIFICATION OF THE COMPANY. Each of the Company and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Company's and Subsidiary's Certificates of Incorporation (or equivalent document), as amended to date ("Charter"), certified by the Secretary of State of the State of Michigan, and of the Company's and Subsidiary's bylaws as amended to date, certified by the Company's and Subsidiary's secretaries, are attached as SCHEDULE 2.1 hereto and are complete and correct. Each of the Company and Subsidiary is duly qualified to do business as a foreign corporation in each of the jurisdictions listed on said
SCHEDULE 2.1 and neither is required to be qualified in any other jurisdiction.

         2.2 CAPITALIZATION OF THE COMPANY; TITLE TO STOCK.

         (a) The authorized capital stock of the Company consists of 5,000 shares of common stock, $10.00 par value, of which 750 shares are validly issued and outstanding and are held beneficially and of record by the Stockholders as set forth hereto on EXHIBIT A attached hereto. The issuance of all of such issued and outstanding shares was duly authorized and all such shares are fully paid and nonassessable, were issued in compliance with applicable Federal and state securities laws, and were not issued in violation of any person's preemptive rights. There are no shares of capital stock of the Company reserved for any purpose. Except as set forth on SCHEDULE 2.2, there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or any Stockholder to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company, or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) agreements relating to the voting of the Company's capital stock, (iv) restrictions on the transferability of the Company's capital stock (by agreement, charter, statute or otherwise), or (v) other agreements among the Stockholders or any other person relating to the Company Shares. No "phantom" stock, stock appreciation rights or

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STOCK PURCHASE AGREEMENT
                                      -8-
agreements or similar rights or agreements exist which are intended to confer on any person rights similar to any rights accruing to owners of the Company Shares.

         (b) Each Stockholder is the record and beneficial owner of the number and type of the Company Shares set forth next to his name on EXHIBIT A hereto and is in possession of the certificates evidencing such ownership. Except as set forth on said EXHIBIT A, no Stockholder owns of record or beneficially any other shares of capital stock of the Company, or any rights, options, or warrants with respect thereto. The Company Shares to be delivered by Stockholders to Buyer pursuant to this Agreement will be, when delivered, duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all Encumbrances under Article 8 of the Uniform Commercial Code of the State of Michigan or otherwise.

         2.3 SUBSIDIARIES.

         (a) Except for Simco Automotive Trim, Inc., the Company does not own, directly or indirectly, any capital stock of any corporation and has no subsidiaries. Except as set forth on SCHEDULE 2.3, the Company does not own any securities issued by any other business organization or governmental authority. The Company is not a partner or participant in any joint venture or partnership of any kind.

         (b) The authorized capital stock of Subsidiary consists of 50,000 shares of common stock, $1.00 par value, of which 1,000 shares are validly issued and outstanding, fully paid and nonassessable and were issued in compliance with all Federal and applicable state securities laws and are owned beneficially and of record by the Company. There are no shares of capital stock of Subsidiary reserved for any purpose. Except as set forth on SCHEDULE 2.3, there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or Subsidiary to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of Subsidiary, or which obligate or may obligate Subsidiary to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of Subsidiary directly or indirectly convertible into or exchangeable for shares of capital stock of Subsidiary, (iii) agreements relating to the voting of Subsidiary's capital stock, (iv) restrictions on the transferability of Subsidiary's capital stock (by agreement, charter, statute or otherwise), or (v) other agreements among the Company or any other person relating to the capital stock of Subsidiary. No "phantom" stock, stock appreciation rights or agreements or similar rights or agreements exist which are intended to confer on any person rights similar to any rights accruing to owners of capital stock of Subsidiary.

         2.4 AUTHORIZATION OF TRANSACTION. The Company has the full power and authority to execute, deliver and perform this Agreement and the other agreements to be executed and delivered pursuant to this Agreement and to which the Company is a party (the "Ancillary Agreements"); to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. Each of the Stockholders has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements to which such Stockholder is a party and to perform such Stockholder's obligations

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STOCK PURCHASE AGREEMENT
                                      -9-
hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by each Stockholder and the Company to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. The Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by the Company and each Stockholder and the Agreement is, or upon the Closing will be, the legal, valid and binding obligation of the Company and each Stockholder, enforceable against the Company and each Stockholder in accordance with its terms.

ARTICLE 2A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         2A.1 PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS. Except as set forth on SCHEDULE 2A.1, neither the Company nor Subsidiary is: (a) in violation of its Charter or bylaws; (b) in material default in the performance of or material breach of (with or without the passage of time or the giving of notice) any obligation, agreement or contract to which it is a party or by which it or any of its assets are bound; or (c) in violation of any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration, award or injunction (collectively, "Court Orders"); (d) in material violation of any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval (collectively, "Government Authorizations") that is held by the Company or Subsidiary applicable to it or its business or assets; or (e) in violation of any material statute, law, ordinance, rule or regulation applicable to its business or assets (collectively, "Laws").

         2A.2 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS. Except as set forth on SCHEDULE 2A.2, neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of any provision of the Charter or bylaws of the Company or Subsidiary, or any resolutions adopted by the board of directors of the Company or Subsidiary; (ii) require any consent, approval or authorization of or declaration, filing or registration with any person, including any Government Authorizations; (iii) constitute (with or without the passage of time or giving of notice) a default under or breach of any agreement, instrument or obligation to which the Company or Subsidiary is a party or by which they or any of their respective assets are bound or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right;
(iv) result in the creation of any lien, option (including right of first refusal or first offer), encumbrance, charge, restriction, mortgage, pledge, security interest, title exception, conditional sale agreement, restriction, claim or charge of any kind or character (each an "Encumbrance") upon any of the properties or assets of the Company or Subsidiary; (v) contravene, conflict with, or result in the violation of any Court Order or Law, or give any governmental authority, whether foreign, federal, state, local or other political subdivision or agency of any of the foregoing (each a "Government Authority"), or any other person, the right to exercise any remedy or obtain any relief under any Court Order or Law, to which the Company or Subsidiary is subject or by which the properties or assets of the Company or Subsidiary are bound; or (vi) contravene, conflict with or result in the violation of any of the terms and requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Government Authorization.

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STOCK PURCHASE AGREEMENT
                                      -10-

         2A.3 FINANCIAL STATEMENTS.

         (a) Attached as SCHEDULE 2A.3(a) hereto are the following financial statements (the "Financial Statements") of the Company and Subsidiary, audited or unaudited and consolidated or unconsolidated, as indicated, all of which statements are complete and correct and fairly present the financial position of the Company and Subsidiary on the date of such statements and the results of their respective operations on the applicable basis for the periods covered thereby, and except as set forth on Schedule 2A.3(a) such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and prior periods:

                   - Balance sheets, income statements, statements of changes in stockholders equity and statements of cash flow at and as of the twelve (12) months ended June 30, 1999, 1998 and 1997.

                   - Balance sheets, income statements, statements of changes in stockholders equity and statements of cash flow at and as of the four (4) months ended October 31, 1999.

         The balance sheet dated October 31, 1999 (the "Base Balance Sheet Date") in the above-referenced financial statements is hereinafter referred to as the "Base Balance Sheet".

         (b) The books of account of the Company and Subsidiary for all years fairly reflect the financial position of the Company and Subsidiary in all material respects, and have been maintained on a consistent basis. All auditor's letters to management of the Company and Subsidiary for all years and other significant correspondence from or to such auditors during such period, if any, are attached as SCHEDULE 2A.3(b) hereto.

         2A.4 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor Subsidiary has any liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the Base Balance Sheet; (b) liabilities incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices and liabilities; and (c) liabilities disclosed in SCHEDULE 2A.4 hereto.

         2A.5 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 2A.5 hereto, since the Base Balance Sheet Date there has not been:

         (a) any amendment to the charter or bylaws of the Company or Subsidiary.

         (b) any change in the properties, assets, liabilities, business, operations financial condition, including working capital, earnings, reserves, properties, assets, liabilities, business or operations, of the Company which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary and normal course of business, has been materially adverse with respect to the Company;

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STOCK PURCHASE AGREEMENT
                                      -11-

         (c) any contingent liability incurred by the Company or Subsidiary as guarantor or otherwise with respect to the obligations of others or any other contingent or fixed obligations or liabilities incurred by the Company or Subsidiary;

         (d) any obligation or liability incurred by the Company or Subsidiary other than obligations and liabilities incurred in the ordinary and normal course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

         (e) any Encumbrance placed on any of the properties of the Company or Subsidiary which remains in existence on the date hereof;

         (f) any sale or other disposition, or any agreement or other arrangements for the sale or other disposition, of any of the properties or assets of the Company or Subsidiary other than the sale of inventory in the ordinary and normal course of business;

         (g) any capital expenditure, lease or commitment or agreement to lease in excess of $10,000 with respect to any individual item or $25,000 with respect to all such items;

         (h) any write-downs of the value of any inventory (including write-downs by reason of shrinkage or mark-down or write-off) as uncollectable or any notes or accounts receivable, except for write-downs or write-offs that are in the aggregate less than $25,000 in the ordinary and normal course of business;

         (i) any damage, destruction or loss, whether or not covered by insurance, affecting the material properties, assets or business of the Company or Subsidiary;

         (j) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company or Subsidiary, including distributions on account of any income tax liabilities except for normal and ordinary base salary payments to Stockholders; any direct or indirect redemption, purchase or other acquisition by the Company or Subsidiary of its capital stock, or any issuance of any securities of the Company or Subsidiary or any payment made to or for the personal account or benefit any of the Stockholders;

         (k) any entrance into any employment contract, or consulting agreement or variation in any employment arrangement or benefits; or any change in the compensation payable or to become payable by the Company or Subsidiary to any of its officers, employees or agents or in any bonus, pension or profit sharing payment, enhancement or arrangement made to or with any such officers, employees or agents;

         (l) any change with respect to the business organization, management, or supervisory personnel of the Company or Subsidiary;

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STOCK PURCHASE AGREEMENT
                                      -12-

         (m) any payment or discharge of a material lien, claim, obligation or liability of the Company or Subsidiary which was not shown on the Base Balance Sheet or incurred in the ordinary and normal course of business thereafter;

         (n) any obligation or liability incurred by the Company or Subsidiary to any of its officers, directors or shareholders, or any loans or advances made by the Company or Subsidiary to any of its officers, directors or shareholders, except normal compensation, benefits and expense allowances payable to officers;

         (o) any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP;

         (p) any payment of any Federal, state or local income taxes on behalf of the Company, Subsidiary or Stockholders; or

         (q) any agreement, whether in writing or otherwise, to take any action described in this Section 2A.5.

         2A.6 CONDUCT OF BUSINESS. Since the Base Balance Sheet Date, each of the Company and Subsidiary has conducted its business only in the ordinary and normal course, in substantially the same manner as operated prior to such date and in accordance with the plans and ongoing business disclosed by the Company to Buyer prior to such date, and has not changed any current or disclosed method or introduced any new method of management or operations.

         2A.7 PAYMENT OF TAXES. Each of the Company and Subsidiary has duly and timely filed all federal, state, local, and foreign government income, excise, gross receipts or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, employee tax and contribution returns, and all other tax returns, reports and declarations, including valid extensions therefor, or estimated taxes required to be filed by it, with respect to all applicable taxes ("Tax Returns") of every kind, character or description, and imposed by any government or quasi-governmental authority (domestic or foreign), and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments ("Taxes"). All of the Tax Returns are complete and correct including with respect to all stated gains and losses. Copies of the Company's and Subsidiary's Federal and state Tax Returns for the past five (5) years are attached to SCHEDULE 2A.7. All Taxes shown to be due on each Tax Return have been paid or are being contested in good faith by the Company or Subsidiary (which contest is being diligently pursued and is described on SCHEDULE 2A.7). With respect to all other Taxes for which no return is required, or which have not yet accrued or otherwise become due, adequate provision has been made in the pertinent Financial Statements and are and will be reflected in Deferred Liabilities. All Taxes and other assessments and levies which the Company or Subsidiary are required to withhold or collect have been withheld or collected and paid over or will be paid over to proper governmental authorities as required. The income tax returns of the Company and Subsidiary have never been audited by the Internal Revenue Service or the Michigan Tax Board except as disclosed on SCHEDULE 2A.7. Neither the Company nor Subsidiary is aware of any intention on the part of any governmental agency, to examine any of

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STOCK PURCHASE AGREEMENT
                                      -13-
the Tax Returns. No deficiencies have been asserted or assessments made against the Company or Subsidiary, nor is the Internal Revenue Service or any other taxing authority now asserting or, to the knowledge of the Company, Subsidiary or Stockholders without inquiry, threatening to assert against the Company or Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither the Company nor Subsidiary has extended the time for the filing of any Tax Return or the assessment of deficiencies or waived any statute of limitations for any year, which extension or waiver is still in effect. The provisions for taxes reflected in the Financial Statements are adequate to cover any tax liabilities of the Company and Subsidiary in respect of its businesses, properties and operations during the periods covered by said Financial Statements and all prior periods. All transfer, excise and other taxes payable to any jurisdiction by reason of the surrender of the Company Shares pursuant to this Agreement shall be paid or provided by Stockholders after the Closing out of the consideration payable by Buyer to Stockholders hereunder.

         2A.8 TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES.

         (a) Neither the Company nor Subsidiary owns any real property. Set forth on SCHEDULE 2A.8(a) hereto is a listing of (i) all leases under which the Company or Subsidiary leases real property, together with the name and address of the landlord and the basic lease terms (the "Real Property Leases"), (ii) a complete list of the machinery, equipment and other personal property with an original cost in excess of $5,000 used or owned by the Company or Subsidiary as of the date hereof, and (iii) all leases under which the Company or Subsidiary leases any equipment, machinery or other personal property. The Company and Subsidiary have delivered to Buyer true, correct and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses related to any of the real or personal property identified on SCHEDULE 2A.8(a). Also set forth on SCHEDULE 2.A8(a) is a list of all locations where any of the personal property or the Company's or Subsidiary's inventory (other than goods in transit in the ordinary course of business) are located. The real and personal property identified on such Schedule includes all properties and assets (whether real, personal or mixed, tangible or intangible or properties or assets with an original cost less than $5,000) reflected in the Base Balance Sheet or purchased by the Company or Subsidiary since the Base Balance Sheet Date (except for such properties or assets sold since the Base Balance Sheet Date in the ordinary course of business), and includes all property and assets used or required for use in the Company's or Subsidiary's business, except for property not required to be disclosed on such Schedule.

         (b) Except as specifically disclosed in SCHEDULE 2A.8(b) or in the Base Balance Sheet, the Company and Subsidiary have good and marketable title to all their owned personal property, including property described in SCHEDULE 2A.8(b), free and clear of all Encumbrances and each of its respective leases is valid, binding and enforceable in accordance with its terms against the parties thereto, is subsisting, and (subject to obtaining required consents, all of which are listed on SCHEDULE 2A.2(b)), is fully assignable by the Company or Subsidiary, and no default by the Company or Subsidiary exists thereunder, or to the knowledge of the Company or Subsidiary or the Stockholders, by any other party, and the Company and Subsidiary are in compliance in all material respects, with all terms and conditions of such agreements.

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STOCK PURCHASE AGREEMENT
                                      -14-

         (c) Except as otherwise specified in SCHEDULE 2A.8(c) hereto, all machinery and equipment used by the Company are in, working order and repair, normal wear and tear excepted, are adequate for the uses to which they are put, have been well maintained in accordance with industry standards, and conform, in all material respects, with all applicable ordinances, regulations and zoning, safety or other laws and neither the Company, Subsidiary nor the Stockholders know of any pending or threatened change of any such ordinance, regulation or zoning, safety or other laws, and there is no pending or, to the knowledge of the Company, Subsidiary and the Stockholders, threatened condemnation of any such property.

         2A.9 INTENTIONALLY OMITTED.

         2A.10 INTENTIONALLY OMITTED.

         2A.11 INTELLECTUAL PROPERTY RIGHTS.

         (a) For purposes of this Section 2A.11, "Intellectual Property" means all patents, patent applications, trade marks (whether registered or unregistered) or service marks, trade mark or service mark applications, trade names, copyrights, licenses and computer software, owned or used by the Company.

         (b) All rights of ownership of, or material licenses to use, Intellectual Property held by the Company or Subsidiary are listed on SCHEDULE 2A.11(b). There are no Intellectual Property rights other than those set forth on SCHEDULE 2A.11(b), necessary to or regularly used in, the conduct of the business of the Company or Subsidiary as presently conducted or presently in the process of development.

         (c) Except as set forth on SCHEDULE 2A.11(c), all rights to Intellectual Property required to be listed in SCHEDULE 2A.11(b):

                  (i) have been duly registered, filed in, or issued by, the United States Patent Office, United States Register of Copyrights, or the corresponding offices of other countries identified on said schedule;

                  (ii) have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and such foreign countries; and

                  (iii) in the case of patents or patent applications, have been duly assigned to the Company or Subsidiary and such assignment(s) have been recorded in the appropriate government offices.

         (d) No proceedings to which the Company or Subsidiary is a party have been commenced which (i) challenge the rights of the Company or Subsidiary in respect of the Intellectual Property listed on SCHEDULE 2A.11(d), or (ii) charge the Company or Subsidiary with infringement of any other person's rights in Intellectual Property and, to the knowledge of the Company or Subsidiary or Stockholders, no such proceeding is threatened to be filed. To the

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STOCK PURCHASE AGREEMENT
                                      -15-
knowledge of the Company, Subsidiary and the Stockholder, none of the rights in Intellectual Property listed on SCHEDULE 2A.11(d) is being infringed by any other person.

         (e) Except as set forth on SCHEDULE 2A.11(e), no director, officer or employee of the Company or Subsidiary owns, directly or indirectly, in whole or in part, any Intellectual Property right which the Company or Subsidiary has used, is presently using, or the use of which is reasonably necessary to its business as now conducted or presently contemplated to be conducted.

         (f) Except as set forth on SCHEDULE 2A.11(f), in addition to the Intellectual Property described above, each of the Company and Subsidiary has the right to use, free and clear of any claims or rights of others, except claims or rights described in SCHEDULE 2A.11(f), all trade secrets, customer lists, and manufacturing and other secret processes and technologies (collectively "Trade Secrets") required for or used in the manufacture or marketing of all products formerly or presently produced by the Company or Subsidiary, including products licensed from others. The Company and Subsidiary have disclosed to Buyer all material written documentation relating to its Trade Secrets and has adopted measures adequate to protect its Trade Secrets. To the knowledge of the Company, Subsidiary and the Stockholders, neither the Company nor Subsidiary is using or in any way making use of any Trade Secrets of any third party, including without limitation, a former employer of any present or past employee of the Company or Subsidiary.

         2A.12 CONTRACTS AND COMMITMENTS.

         (a) Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 2A.12(a) hereto, neither the Company nor Subsidiary is a party to or subject to any contract, agreement or commitment (written or oral):

                  (i) for the purchase of any commodity, material, equipment or asset (except for purchase orders in the ordinary course of business or contracts involving payments of less than $5,000 each);

                  (ii) creating any obligations of the Company or Subsidiary after the Base Balance Sheet Date which call for payments of more than $10,000 during any month for agreements without a fixed term or more than $50,000 over the term of the agreement for agreements with a fixed term;

                  (iii) providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (iv) which by its terms does not terminate or is not terminable without premium or penalty by the Company (or its successor or assign) or Subsidiary upon ninety (90) days notice;

                  (v) for the sale or lease of its products not made in the ordinary course of business;

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STOCK PURCHASE AGREEMENT
                                      -16-

                  (vi) with any sales agent or distributor of products of the Company or Subsidiary;

                  (vii) containing covenants limiting the freedom of the Company or Subsidiary to compete in any line of business or with any person or entity;

                  (viii) for a license or franchise (as licensor or licensee or franchisor or franchisee);

                  (ix) involving any arrangement or obligation with respect to the return of inventory or merchandise other than on account of a defect in condition, or failure to conform to the applicable contract;

                  (x) with the United States government;

                  (xi) which contains covenants as to noncompetition, nondisclosure, nonsolicitation or confidentiality restricting or for the benefit of the Company or Subsidiary; or

                  (xii) which is material to the assets or business of the Company or Subsidiary.

         (b) Except as set forth on SCHEDULE 2A.12(b), each of the contracts, agreements and licenses to which the Company or Subsidiary is a party, including those listed on SCHEDULE 2A.12(b) (each a "Contract") is valid, binding and enforceable against the Company or Subsidiary and, to the knowledge of the Company, Subsidiary or Stockholders, against the other parties thereto; the Company is in compliance, in all material respects with all terms and conditions of each Contract; and, neither the Company nor Subsidiary has given nor received notice of any alleged violation of or default under any such Contract.

         (c) Since June 30, 1999, neither the Company nor Subsidiary has experienced any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer, nor has the Company or Subsidiary received notice or otherwise have knowledge that any customer or supplier intends to cease, or materially reduce or change the terms of, doing business with the Company or to terminate any agreement with the Company or Subsidiary where such action has had or would have a material adverse effect on the business of the Company or Subsidiary. SCHEDULE 2A.12(c) lists every material customer or supplier of the Company and Subsidiary and the amount of business with that customer. For purposes hereof, a supplier is material if during fiscal 1997, 1998 and 1999, it accounted for more than five percent (5%) by value of the orders of the Company or Subsidiary, respectively, for purchase of all its raw materials and other products essential to its manufacturing processes for such year. A customer is material if it accounted for more than five percent (5%) by value of the orders of the Company or Subsidiary, respectively, in fiscal 1997, 1998 or 1999.

         (d) The total backlog of the Company and Subsidiary, respectively, (including all accepted and unfulfilled sales orders) is not materially less than the backlog amount set forth on SCHEDULE 2A.12(d), and the aggregate of all outstanding purchase orders issued by the

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STOCK PURCHASE AGREEMENT
                                      -17-

Company and Subsidiary, respectively (including all contracts or commitments for the purchase by the Company and Subsidiary, respectively, of materials or other supplies) is not materially more than the purchase order amount set forth on such SCHEDULE 2A.12(d). All such sales and purchase commitments were made in the ordinary course of business. All open customer orders are listed on SCHEDULE 2A.12(d).

         2.A.13 LABOR AND EMPLOYEE RELATIONS

         (a) Except as shown on SCHEDULE 2A.13 hereto, there are no currently effective consulting or employment agreements or other material agreements with individual consultants or employees to which the Company or Subsidiary is a party. Complete and accurate copies of all such written agreements are attached to SCHEDULE 2A.13. Also shown on SCHEDULE 2A.13 are the name and rate of compensation (including all bonus compensation and name of employer) of each officer, employee or agent of the Company and Subsidiary.

         (b) None of the employees of the Company or Subsidiary is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, or claims of discrimination or unfair labor practices pending, or, to the knowledge of the Company, Subsidiary or Stockholders, threatened, with respect to the employees of the Company or Subsidiary nor has the Company or Subsidiary experienced any work stoppage or other material labor difficulty during the five (5) years immediately preceding the date of this Agreement.

         (c) Each of the Company and Subsidiary has complied in all respects with all applicable laws, rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, and payment of social security and similar taxes. There are no complaints against the Company or Subsidiary pending or, to the knowledge of the Company, Subsidiary or Stockholder, threatened before the National Labor Relations Board or any similar state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee or former employee of the Company or Subsidiary.

         (d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law or any notice requirement under any federal or state plant closing law.

         (e) The Company has provided to Buyer a complete description of all employment policies under which the Company or Subsidiary has operated or which have been communicated to its employees.

         (f) Each of the Company and Subsidiary has paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them through the date hereof and on the Closing Date will have paid in full all such amounts through the Closing Date.

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STOCK PURCHASE AGREEMENT
                                      -18-

Neither the Company nor Subsidiary has and neither of them will have on the Closing Date, any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items not set forth on the Base Balance Sheet.

         (g) There has not been any citation, fine or penalty imposed or asserted against the Company or Subsidiary under any law or regulation relating to employment, immigration or occupational safety matters.

         2.A.14 ERISA AND EMPLOYEE BENEFITS

         (a) SCHEDULE 2A.14(a) sets forth a brief description of every plan, arrangement or policy, written or oral, relating to employees of the Company or of any member of a controlled group or affiliated service group (as defined in Internal Revenue Code Section 414(b), (c), (m) and (o)) which includes the Company (an "Affiliate"), which is:

                  (i) an employee benefit plan within the meaning of Section 3 of the Employment Retirement Income Security Act of 1977, as amended ("ERISA"); or

                  (ii) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA; or

                  (iii) a compensation, stock purchase, stock option, stock bonus, stock appreciation, severance, health, welfare, life, disability or other benefit plan, fund, program, arrangement or practice which is not covered by clause (i) or (ii) above (including policies related to vacation pay, holiday time, moving expense reimbursement programs, sick leave and salary reduction agreements, charge-in-control agreements, and severance agreements).

         (Hereinafter, "ERISA Benefit Plan" refers to plans or arrangements under clauses (i) and (ii) above and "Benefit Plan" refers to plans or arrangements under clauses (i) - (iii) above.)

         (b) There are no agreements or commitments of the Company, Subsidiary or any Affiliate, whether or not legally binding, to create any additional Benefit Plan not listed on SCHEDULE 2A.14(a). Except as set forth on SCHEDULE 2A.14(b), there have been no multiemployer plans or defined benefit pension plans covering employees of the Company, Subsidiary or an Affiliate within the last ten (10) years.

         (c) With respect to each Benefit Plan, the Company has furnished to Buyer complete and accurate copies of each Benefit Plan described in SCHEDULE 2A.14(a), including all amendments thereto. With respect to each ERISA Benefit Plan, the Company has also furnished the three most recent Form 5500s and the most recent Internal Revenue Service determination letter (if any), plan actuarial report, summary plan description, summary annual report and employee manual, as well as summaries of material modifications, material employee communications, and all reports of the Benefit Plan required by ERISA and the regulations thereunder. The Company has also furnished Buyer copies of any insurance contracts or trust agreements through which any ERISA Benefit Plan is funded, any custodial or investment contracts relating to assets or benefits under the Benefit Plan, any contracts relating to record

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STOCK PURCHASE AGREEMENT
                                      -19-
keeping or administration for the Benefit Plan, and notice of any material adverse change occurring with respect to any Benefit Plan since the date of the most recently completed and filed annual report.

         (d) Neither the Company nor Subsidiary has any ERISA Defined Benefit Plan which constitutes a pension plan within the meaning of Section 3(35) of ERISA.

         (e) Except as set forth on SCHEDULE 2A.14(E), with respect to each Benefit Plan:

                  (i) each Benefit Plan complies currently and has complied in the past, as to form and operation, with the provisions of all applicable Federal and state laws, such as ERISA and the Internal Revenue Code, including without limitation all requirements regarding discrimination, disclosure, and continuation coverage (under Section 4980B of the Code); and no nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or enumerated in Section 406(a) or (b) of ERISA) has occurred;

                  (ii) all required government filings, reports, and notices have been properly and timely made, and all such filings and employee disclosures required to be made within thirty (30) days after Closing that are based in whole or in part upon the period prior to the Closing shall have been prepared and delivered to Buyer on or before the Closing;

                  (iii) no such Benefit Plan is currently under audit or investigation by any governmental agency or body;

                  (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any of the Benefit Plans or against the assets of any Benefit Plan;

                  (v) all premiums due in connection with the Benefit Plan, including without limitation premiums due the PBGC and premiums for life and health insurance and annuity contracts, have been paid in full when due and, except as specifically disclosed on Schedule 2A.14, there are no such premiums that are attributable to any period of time before the Closing that will not have been paid on or before the Closing;

                  (vi) all reports and filings made pursuant to ERISA, including without limitation all form 5500 and attachments, summary annual reports, and participant reports, and any other documents reasonably necessary to enable Buyer to perform its responsibilities with respect to any employee program subsequent to the Closing, are and shall be available at the offices of the Company on and immediately after the Closing;

                  (vii) except as required by COBRA (Section 4980B of the Internal Revenue Code) or the Family Medical Leave Act, no Benefit Plan provides health or other welfare benefits to retirees, former employees, or their dependents.

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STOCK PURCHASE AGREEMENT
                                      -20-

         (f) Except as required by COBRA or the Family Medical Leave Act, neither the Company, Subsidiary nor any Affiliate has made any promises or incurred any obligation to provide any health or other welfare benefits to any retirees, former employees, or their dependents.

         (g) The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereunder:

                  (i) do not constitute a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

                  (ii) will not result in any obligation or liability of the Buyer, the Company or Subsidiary to any employee of the Company or any Affiliate or to the PBGC in respect of any Benefit Plan.

         2A.15 ENVIRONMENTAL MATTERS

         (a) Except as disclosed in SCHEDULE 2A.15(a) hereto, any and all oil, petroleum products, chemicals, waste oil, hazardous waste, hazardous substances, toxic substances or hazardous materials (hereafter, "Hazardous Materials") used or generated by the Company or Subsidiary have always been and are being generated, used, stored, treated and disposed on and at any of the properties or facilities owned or leased by the Company or Subsidiary, or, to the knowledge of the Company, Subsidiary and Stockholders, any predecessors-in-interest of the Company or Subsidiary (for the purposes of this Section, a "Site") in compliance in all material respects with all applicable Laws, Court Orders, Government Authorizations, including those related to the protection of public health, worker safety, the environment or the management of pollution or Hazardous Materials (collectively "Environmental Laws") and each of the Company and Subsidiary is in compliance with all Environmental Laws. For purposes of this Agreement, "Environmental Laws" include the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the corresponding state and local statutes, ordinances and amendments or successor legislation to such acts, the common law and any similar laws, rules, or regulations.

         (b) Except as set forth on SCHEDULE 2A.15(b) hereto, neither the Company nor Subsidiary has received or become subject to any claim, notice, complaint, Court Order, administrative order or request for information from any Government Authority or private party (i) alleging violation of, or asserting any exceedence or noncompliance with any Environmental Law, by it, (ii) asserting potential liability, (iii) requesting information, or (iv) requesting investigation or clean-up of any Site under any Environmental Law.

                  (c) Except as disclosed in SCHEDULE 2A.15(c), no Hazardous Materials used or generated by the Company, Subsidiary or, to the knowledge of the Company, Subsidiary and the Stockholders, any predecessors-in-interest to the Company or Subsidiary, have ever been, are

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STOCK PURCHASE AGREEMENT
                                      -21-
being, or are intended to be released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Site or any land adjacent thereto. The Company has provided Buyer with copies of all notices filed pursuant to any Environmental Law.

         (d) Except as disclosed in SCHEDULE 2A.15(d), no Hazardous Materials have ever been shipped by or for the Company or Subsidiary, or, to the knowledge of the Company, Subsidiary and Stockholders, any predecessor-in-interest to the Company or Subsidiary, to other sites or facilities for treatment, storage or disposal, neither the Company nor Subsidiary has received any notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order. The Company has provided Buyer with copies of all manifests, bills of lading and other receipts or evidence documenting disposal or recycling of Hazardous Materials and sales receipts of the process by-products relating to operations of the Company and Subsidiary.

         (e) Except as set forth on SCHEDULE 2A.15(e) neither the Company, Subsidiary, nor, to the knowledge of the Company, Subsidiary and Stockholders, any predecessor-in-interest to the Company or Subsidiary has treated, stored for more than ninety (90) days, disposed of or recycled any Hazardous Materials on any Site nor has anyone else, treated, stored for more than ninety (90) days, disposed of or recycled any of the foregoing on any Site.

         (f) Except as disclosed in SCHEDULE 2A.15(f) hereto, Hazardous Materials have been collected, managed, recycled, shipped and disposed by the Company or Subsidiary in all material respects in accordance with all Environmental Laws.

         (g) All underground tanks and other storage facilities for Hazardous Materials located at any Site are disclosed in SCHEDULE 2A.15(g) hereto and, to the knowledge of the Company, Subsidiary and the Stockholders, no other underground tanks or other storage facilities for Hazardous Materials have been located on a Site and copies of all notifications made to Federal, state or local authorities pursuant to Environmental Laws relating to underground storage tanks have been provided to Buyer. As of the date hereof, none of such tanks and other underground storage facilities are in violation of any Environmental Law, in any respect.

         (h) Except as disclosed in SCHEDULE 2A.15(h) hereto, all wells, water discharges and other water diversions and all air emission sources on any Site are properly registered and/or permitted under, and copies of such permits have been provided to Buyer and do not violate any, applicable law in any material respect.

         (i) Except as set forth on SCHEDULE 2A.15(i), there are no asbestos-containing materials, capacitors, transformers or other equipment or fixtures containing PCBs located at any Site.

         (j) Neither the Company nor Subsidiary produces, purchases or uses in its products, or purchases or uses any material, part, component or subassembly incorporated into its

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STOCK PURCHASE AGREEMENT
                                      -22-
products, containing any chemical or other material to which state packaging and/or disclosure laws apply except as set forth on SCHEDULE 2A.15(j).

         (k) There are no Encumbrances under Environmental Laws on any Site or any assets of the Company or Subsidiary and no government actions have been taken or are in process which could subject any Site or any such assets to such encumbrances, and neither the Company nor Subsidiary would be required to place any notice or restriction relating to Hazardous Materials at any Site in any deed to such property except as set forth on SCHEDULE 2A.15(k).

         (l) the Company has made available to Buyer all environmental audits, assessments or studies within the possession of the Company or Subsidiary with respect to the Company's and Subsidiary's facilities or any Site and the results of sampling and analysis of any asbestos, air, soil, or water, including ground and surface water, undertaken with respect to its facilities or any Site.

         (m) Except as disclosed on SCHEDULE 2A.15(m) hereto, each of the Company and Subsidiary is in compliance with all Federal and state worker safety laws and requirements, including, but not limited to requirements under the Occupational Safety and Health Act.

         2A.16 GOVERNMENTAL AUTHORIZATIONS. Each of the Company and Subsidiary holds all Government Authorizations which are required to permit it to conduct its business as presently conducted. All such Government Authorizations are listed on SCHEDULE 2A.16 hereto, together with the applicable expiration date, and are now, and will be after the Closing, valid and in full force and effect, and Buyer shall have full benefit of the same. Neither the Company nor Subsidiary has received any notification of any present failure (or past and unremedied failure) by it to obtain any such Authorization, approval or franchise, and no proceeding is pending, or to the knowledge of the Company, Subsidiary and Stockholders threatened, seeking the revocation or limitation of any Government Authorization.

         2A.17 WARRANTY OR OTHER CLAIMS.

         (a) Except as set forth on SCHEDULE 2A.17, neither the Company, Subsidiary nor Stockholders knows of, or has reason to know of, any existing or threatened claims, or any facts upon which a claim could be based, against the Company or Subsidiary for services or merchandise that are defective or fail to meet any product warranties. No claim has been asserted against the Company or Subsidiary for renegotiation or price redetermination of any business transaction, and neither the Company, Subsidiary nor Stockholder has any knowledge of any facts upon which any such claim could be based.

         (b) All products that were designed, manufactured or sold by the Company or Subsidiary complied with agreed product specifications and, in all material respects, applicable contracts, Laws and standards (whether the Company, Subsidiary, customer, government or industry) and there are no defects in such products. SCHEDULE 2A.17 sets forth a summary of the Company's and Subsidiary's experience with returns of products sold by the Company and Subsidiary for fiscal years 1997, 1998 and 1999 and for the portion of the current fiscal year

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STOCK PURCHASE AGREEMENT
                                      -23-

(including claims or notices that products may or will be returned, whether by reason of alleged overshipments, defective merchandise or otherwise).

         2A.18 LITIGATION. Except for matters described in SCHEDULE 2A.18 hereto, there is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of the Company, Subsidiary or Stockholders), threatened against or otherwise involving the Company, Subsidiary or any of the Company Shares or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company or Subsidiary (in their capacities as such) and there are no outstanding Court Orders to which the Company or Subsidiary is a party or by which any of their respective assets are bound. Neither the Company, Subsidiary nor any Stockholder has any reason to believe that any such action, suit, proceeding, investigation or arbitration proceeding may be brought against the Company or Subsidiary.

         2A.19 BORROWINGS AND GUARANTEES. Except as shown on SCHEDULE 2A.19 hereto, there are no agreements or undertakings pursuant to which the Company or Subsidiary (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Buyer and are attached to
SCHEDULE 2A.19.

         2A.20 FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY. All of the arrangements which the Company or Subsidiary has with any bank depository institution or other financial services entity, whether or not in the Company's or Subsidiary's name, are completely and accurately described on SCHEDULE 2A.20 hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and person or persons authorized in respect thereof. Neither the Company nor Subsidiary has any outstanding power of attorney.

         2A.21 INSURANCE.

         (a) Each of the Company and Subsidiary maintains (i) insurance on all of its respective property (including leased or owned) real or personal property that insures against loss or damage by fire or other casualty (including extended coverage) and (ii) insurance against liabilities, claims and risks of a nature and in such amounts that are normal and customary in this industry.
SCHEDULE 2A.21(a) contains a complete and correct list of all policies of insurance maintained by the Company and Subsidiary (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. Such policies are (1) sufficient to enable the Company and Subsidiary to comply, in all material respects, with all requirements of Law and all agreements to which they are subject, (2) will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and (3) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

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STOCK PURCHASE AGREEMENT
                                      -24-

         (b) Except for amounts deductible under the policies of insurance described on SCHEDULE 2A.21(a) or with respect to risks assumed as a self-insurer and described on such Schedule, neither the Company nor Subsidiary is, nor has the Company or Subsidiary at any time been, subject to any liability as a self-insurer of the business or assets of the Company or Subsidiary that is reasonably likely to have a material adverse effect on the Company or Subsidiary.

         (c) Except as set forth on SCHEDULE 2A.21(c), there are no claims pending under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms. No notice of cancellation or termination has been received with respect to any such policy.

         (d) Except as forth on SCHEDULE 2A.21(d), neither the Company nor Subsidiary has any current or prior insurance policy which remains subject to retrospective adjustment of the premiums payable thereunder.

         2A.22 MINUTE BOOKS. The minute books and stock records of the Company and Subsidiary accurately record all action taken by the shareholders, board of directors and committees thereof of the Company and Subsidiary and all issuances and transfers of capital stock of the Company and Subsidiary. Complete and accurate copies of all minute books and stock records of the Company and Subsidiary have been delivered to or made available for inspection by Buyer.

         2A.23 FINDER'S FEE. Except for the fee payable to W. Y. Campbell & Company, for which the Stockholders shall be solely responsible, neither the Company, Subsidiary nor Stockholders has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2A.24 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth on
SCHEDULE 2A.24, no officer, supervisory employee, director or stockholder of the Company or Subsidiary or their respective spouses or children, (a) owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or Subsidiary or any, or any organization which has a material contract or arrangement with the Company or Subsidiary, or (b) has any contract or agreement (written or oral) with the Company or Subsidiary (other than disclosed employment agreements).

         2A.25 ABSENCE OF SENSITIVE PAYMENTS. Neither the Company, Subsidiary nor any of the Company's or Subsidiary's directors, officers, agents, stockholders or employees, on behalf of any of them has, with respect to the Company or Subsidiary:

         (a) made or agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

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STOCK PURCHASE AGREEMENT
                                      -25-

         (b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

         (c) made or agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable law.

         2A.26 YEAR 2000 COMPLIANCE. Except as set forth on SCHEDULE 2A.26, all hardware, software and embedded systems used by the Company and Subsidiary, including any hardware, software and embedded systems used in connection with the product and service development, operations and production, financial operations, office and administration operations, human resources functions, and legal and audit functions (the "Systems") are designed to be used prior to, during, and after the calendar year 2000 ("Year 2000"). The Systems operate and will operate during each such time periods without material error relating to date data. In making the foregoing representations, the Company and Subsidiary may rely on certificates of compliance received from vendors, copies of which are attached to SCHEDULE 2A.26 with respect to Systems supplied by such vendors.
Specifically:

                  (i) the Systems will not provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

                  (ii) the Systems have been designed to ensure Year 2000 compatibility, including date data century recognition, calculations which accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century;

                  (iii) the Systems are designed to be used prior to, during and after the Year 2000, and the Systems will operate during each such time period without error relating to date data specifically including any error relating to, or the product of, date data which represents or references different centuries;

                  (iv) the date rollovers will not cause erroneous processing;

                  (v) manipulation of date data will be free of error over the range of dates that the Systems are expected to handle;

                  (vi) explicit century values will be correctly stored and passed across all applicable interfaces (including user interfaces); and

                  (vii) all leap year values will be correctly calculated and processed across all applicable interfaces (including user interfaces).

         2A.27 COPIES OF DOCUMENTS. Complete and correct copies of any underlying documents listed or described in this Article 2 or any Schedules delivered pursuant to this

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STOCK PURCHASE AGREEMENT
                                      -26-

Article, together with all amendments, renewals and modifications related thereto have been delivered to Buyer.

         2A.28 DISCLOSURE OF MATERIAL INFORMATION. Neither this Agreement nor any exhibit hereto or certificate issued pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of the Company or Subsidiary. There is no fact which adversely affects, or may in the future (so far as now can be reasonably foreseen) materially adversely affect, the business, condition (financial or otherwise) or prospects of the Company or Subsidiary which has not been specifically disclosed herein.

         2A.29 DISCLOSURE GENERALLY. If and to the extent any disclosure is required to be made on more than one Schedule to this Agreement, such disclosure shall be deemed to be made on all Schedules on which it is required to be disclosed solely to the extent the disclosure is made on a Schedule to the Agreement and it is reasonable apparent on its face that such disclosure applies to each other applicable Schedule. Notwithstanding the foregoing, the Company and Subsidiary shall use their best efforts to make appropriate cross references on each Schedule to which such disclosure applies, indicating the reason for such disclosure. The inclusion of any information on any Schedule, in and of itself, shall not be deemed to be an admission or acknowledgement by the Company, Subsidiary or the Stockholders that such information is material to or outside the ordinary course of business of the Company or Subsidiary.

         2A.30 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Agreement, neither the Company, Subsidiary nor Stockholders makes any representation, warranty or warranty, express or implied, at law in equity, in respect of the Company or Subsidiary or any of their respective assets, liabilities, or operations, including with respect to merchantability or fitness for any particular use or purpose in respect of any of the Company's or Subsidiary's assets, and any such representations or warranties are hereby expressly disclaimed. Buyer is acquiring the Company Shares, and by virtue of such acquisition, the assets of the Company and the Subsidiary on an "as-is, where-is" basis, subject to the representations and warranties contained herein.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to the Company and Shareholders as follows:

         3.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         3.2 AUTHORIZATION OF TRANSACTION. Buyer has the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery and performance of this Agreement and the agreements contemplated hereby and the same is the valid and binding obligation of Buyer enforceable in accordance with its terms.

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STOCK PURCHASE AGREEMENT
                                      -27-

         3.3 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS. Neither the execution, delivery and performance of this Agreement or any of the agreements contemplated hereby, nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Buyer's Charter or bylaws; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any material agreement, instrument or obligation to which Buyer is a party or by which it or its assets are bound which would materially affect the performance by Buyer of its obligations under this Agreement; (iii) result in a violation of any Law or Court Order applicable to Buyer.

         3.4 FINDER'S FEE. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         3.5 NO DISTRIBUTION. Buyer is not purchasing the Company Shares with a current view to distribution thereof and such Company Shares are being purchased for investment purposes only.

ARTICLE 4.        COVENANTS OF THE COMPANY AND STOCKHOLDERS.

         The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 4 will have been accomplished:

         4.1 CONDUCT OF BUSINESS. Except as set forth on SCHEDULE 4.1 attached hereto, between the date of this Agreement and the Closing, each of the Company and Subsidiary will do the following unless Buyer shall otherwise consent in writing:

         (a) conduct their respective businesses only in the ordinary course of business consistent with past practice and refrain from changing or introducing any method of management or operations except in the ordinary and normal course of business and consistent with prior practices;

         (b) except with respect to the sale of inventory in the ordinary and normal course of business, refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $10,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

         (c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

         (d) refrain from entering into any material agreement or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim (except for purchase orders for new materials entered into in the ordinary course of business in amounts not to exceed $5,000;

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STOCK PURCHASE AGREEMENT
                                      -28-

         (e) maintain its equipment and other assets in good working condition and repair according to the standards that it maintained to the date of this Agreement, subject only to ordinary wear and tear;

         (f) refrain from making any change or incurring any obligation to make a change in its Charter or bylaws or its authorized or issued capital stock or any other of its securities, including warrants and options;

         (g) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of the Company;

         (h) refrain from entering into any employment contract or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

         (i) refrain from instituting, terminating, changing or making any representations, either oral or written, to increase or change any Benefit Plan or adopting any new employee benefit plan or program;

         (j) withhold or remit with respect to all employees all employment taxes;

         (k) refrain from making any change in accounting methods or practices;

         (l) refrain from prepaying any loans from its stockholders, officers or directors (if any) or making any change in its borrowing arrangements;

         (m) refrain from merging, consolidating or reorganizing with, or acquiring, any entity;

         (n) refrain from agreeing to any audit assessment by any taxing authority or filing any Federal or state income or franchise tax return or amendment thereto, unless copies of such Tax Returns have been delivered to the Buyer for its review and approval prior to filing or from revoking any tax election or making any agreement or settlement with any taxing authority;

         (o) use its best efforts to prevent any change with respect to its banking arrangements;

         (p) use its best efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

         (q) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in SCHEDULE 2A.21 or equivalent insurance with any substitute insurers approved by Buyer;

         (r) perform all of its obligations under all contracts and other agreements relating to the Company or Subsidiary, including the discharge of all accounts payable of the

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STOCK PURCHASE AGREEMENT
                                      -29-

Company and Subsidiary according to the terms and conditions of all invoices therefore, except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefore being set aside on the books of the Company or Subsidiary;

         (s) maintain true, correct and complete books of accounts and records relating to the business of the Company and Subsidiary;

         (t) comply in all material respects with all Laws applicable to the conduct of the Company's and Subsidiary's business or its properties or assets;

         (u) promptly upon its knowledge thereof, advise Buyer in writing of the termination or resignation of any key employee and the circumstances therefore;

         (v) refrain from entering into any contract or commitment providing for payments in excess of $25,000 in any fiscal year, except in the ordinary course of business after consultation with Buyer;

         (w) pay all taxes, assessments, governmental charges or levies imposed upon it or its income, profits or assets, or otherwise required to be paid by it, nor fail to pay when due any liability or charge that if, unpaid, might become an Encumbrance upon any of the Company's or Subsidiary's assets;

         (x) promptly upon its knowledge thereof, advise Buyer in writing of (i) any material adverse change in the financial condition or operations of the business of the Company or Subsidiary; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been or required to have been disclosed on any Schedule, delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof; and

         (y) not take or permit to be taken any action that is represented or warranted in Section 2A.5 not to have been taken since the Base Balance Sheet Date unless inconsistent with the provisions of this Section 4.1.

         4.2 ACCESS TO INFORMATION. From and after the date hereof, at reasonable times and upon reasonable notice to the Company and Subsidiary, Buyer shall be entitled, through its employees, advisors and representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Company and Subsidiary and the business of the Company and Subsidiary and, to make such examination of the books, records and financial condition of the Company and Subsidiary and the business of the Company and Subsidiary, as Buyer reasonably requests. No investigation by Buyer shall diminish, obviate or constitute a waiver of, the enforcement of any of the representations, warranties, covenants or agreements of the Company or Stockholders under this Agreement or any of the Ancillary Agreements. The Company and Stockholders shall furnish the representatives of Buyer with all information and

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STOCK PURCHASE AGREEMENT
                                      -30-
copies of documents concerning the affairs of the business of the Company and Subsidiary as such representatives may reasonably request and shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of the Company, Subsidiary and Stockholders to cooperate fully with such representatives in connection with such review and examination and shall make full disclosure to Buyer of all material facts affecting the financial condition and business operations of the Company and Subsidiary; provided, however, that such review and examination shall be requested and conducted by Buyer at such reasonable times and under such reasonable conditions as the Company may impose in order to minimize disruption to the Company's and Subsidiary's operations and personnel, and to maintain reasonable levels of confidentiality with respect to the transactions contemplated by this Agreement..

         4.3 GOVERNMENTAL PERMITS AND APPROVALS; CONSENTS. The Company, Subsidiary and Stockholders shall use their best efforts (with the reasonable assistance of Buyer to the extent required to obtain such approvals) to obtain promptly (i) all permits and approvals from any governmental or regulatory body required to be obtained by the Company or Subsidiary for the lawful consummation of the Closing, (ii) the consents set forth or required to be set forth on
SCHEDULE 2A.2 and (iii) appropriate estoppel representation letters in form and substance reasonably satisfactory to Buyer from the lessors under the Real Property Leases.

         4.4 ASSIGNMENT OF CONTRACTS. To the extent that the sale of the Company Shares constitute an assignment under the terms of any contracts to which the Company or Subsidiary is a party (including the leases for real property) or Governmental Authorizations which requires the consent of another party, the Company, Subsidiary and Stockholders agree to use their best efforts (with the reasonable assistance of the Buyer to the extent necessary to obtain such consents) to obtain the consent of such other party to an assignment in all cases in which consent is required.

         4.5 MAINTENANCE OF GOVERNMENT AUTHORIZATIONS. Stockholders shall at all times prior to the Closing Date cause the Company or Subsidiary to preserve and maintain each of the Government Authorizations free and clear of all Encumbrances. Stockholders shall not take any action or permit the Company or Subsidiary to take any action which would cause any governmental or regulatory body to institute proceedings regarding any of the Government Authorizations or take any other action which would result in the Company or Subsidiary being in noncompliance in any material respect with the requirements of any governmental or regulatory body having jurisdiction thereof.

         4.6 COLLECTION OF RECEIVABLES. Between the date hereof and the Closing Date, the Company and Subsidiary will continue to use practices consistent with past practices in collection procedures in order to collect their receivables.

         4.7 RISK OF LOSS. Legal title and risk of loss with respect to the assets of the Company and the Company Shares shall not pass to Buyer until the Company Shares are transferred at Closing. Prior to the Closing Date, if any of the assets of the Company or Subsidiary are destroyed or damages by fire or other casualty, Buyer may, at its option, if the amount of such destruction or damage is in excess of $100,000, terminate this Agreement. In the



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STOCK PURCHASE AGREEMENT
                                  -31-
event that Buyer elects not to terminate this Agreement, the amount of any insurance proceeds shall not be taken into account in connection with the determination of any adjustment to the Purchase Price.

         4.8 EMPLOYEE COMPENSATION. Stockholders agree to cause the Company and Subsidiary to discharge when due all compensation and benefits to any employee under all pay and compensation practices applicable to the business of the Company or Subsidiary and under any employment agreements payable in the ordinary course of business, except to the extent otherwise reflected on the Closing Balance Sheet.

         4.9 BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon the occurrence of, or promptly upon the Company, Subsidiary or any Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to the Company, Subsidiary or any Stockholder prior to the date hereof, of any of the representations and warranties of the Company, Subsidiary and Stockholders contained in or referred to in this Agreement, such person shall give detailed written notice thereof to Buyer and the Company, Subsidiary and Stockholders shall use their best efforts to prevent or promptly remedy the same.

         4.10 CONSUMMATION OF AGREEMENT. Each Stockholder shall use his best efforts to perform and fulfill, and to cause the Company and Subsidiary to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, each of the Company, Subsidiary and each Stockholder will obtain all necessary authorizations or approvals including, from the stockholders and Board of Directors of the Company. From the date hereof until the termination of this Agreement, neither the Company, Subsidiary nor any Stockholder will discuss or negotiate with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of the Company's and Subsidiary' business, assets or capital stock.

         4.11 EXCLUSIVITY. Between the date of this Agreement and the Closing Date, neither the Company, Subsidiary or any Stockholder, nor any agent, officer, director, trustee or representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

                  (i) Solicit, encourage or initiate the submission of proposals or offers from any person or,

                  (ii) participate in any discussions pertaining to, or

                  (iii) furnish any information to any person other than Buyer or its authorized agents relating to

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STOCK PURCHASE AGREEMENT
                                      -32-

                  (iv) any acquisition or purchase of all or a material amount of the assets, business or operations of, or any equity interest in, the Company or its Subsidiary or any merger, consolidation or other business combination involving the Company or Subsidiary.

         4.12 EMPLOYEE BENEFITS. Prior to the Closing, the Board of Directors of the Company and/or Subsidiary, as appropriate, will (i) vote to terminate their
Section 401(k) plan ("Plan") effective one day prior to the Closing, and (ii) amend the Plan to provide that all Participants in the Plan are fully vested in their account balances pursuant to Internal Revenue Code (the "Code") Section 411(d)(3). After the Closing, the Company and/or Subsidiary, as appropriate, will authorize the distribution of assets to participants in accordance with Plan provisions, ERISA, and qualification requirements of the Code. Participants will be permitted to make direct rollovers of their Plan balances (including loans) to the 401(k) plan of Buyer in which they participate. However, no distribution of assets will occur, except with respect to employees who discontinue employment with the Company, Subsidiary (or Buyer), prior to the issuance by the Internal Revenue Service of a ruling that the distribution of assets from the terminated Plan is in accordance with Section 401(k)(10) of the Code, taking into account the fact that participants of the Plan will immediately be eligible for participation in a defined contribution plan of the Company, Subsidiary or Buyer. In the event that such a ruling is not obtained, Company or Buyer will either (i) maintain the Plan on a "frozen" basis, or (ii) merge the Plan into a Code qualified employee retirement plan sponsored by Buyer.

ARTICLE 5. CONDITIONS TO BUYER'S OBLIGATION OF THE BUYER.

         The obligation of the Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing, the following actions required by this Article 5 will have been accomplished:

         5.1 DUE DILIGENCE REVIEW. Buyer shall have completed a review of the assets and business of the Company and Subsidiary which is satisfactory to the Buyer in its sole discretion in all respects. Such review shall include a review of all of the financial files and records of the Company and Subsidiary, including, without limitation, review of the financial budget of the Company and Subsidiary for fiscal year 2000 and strategic plans for the next two fiscal years of the Company and Subsidiary, the business and legal records and files of the Company and Subsidiary, including customer files, correspondence, invoices, licenses and permits, full access to the Company's and Subsidiary's physical properties and appropriate personnel of the Company and Subsidiary, and all patents and written materials related to the Company's and Subsidiary's trade secrets and proprietary systems, all of which shall be made available pursuant to Section 4.2 of this Agreement. In addition, the Company, Subsidiary and Stockholders shall make available to Buyer all environmental files and records and Buyer shall have the opportunity to conduct a so-called "Phase I" study of each of the Company's and Subsidiary's facilities, and at the option of Buyer, in its sole discretion, to undertake one or more "Phase II" studies at one or more of the Company's and Subsidiary's facilities. The results of the "Phase I" and "Phase II" studies shall be satisfactory to Buyer in its sole discretion in all respects. The Company, Subsidiary and Stockholders shall make available the appropriate personnel necessary to allow Buyer and Buyer's representative to conduct such studies.




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STOCK PURCHASE AGREEMENT
                                  -33-

         5.2 EXCLUDED LIABILITIES. At or prior to the Closing, Stockholders shall have assumed or satisfied in full all liabilities of the Company and Subsidiary other than the Permitted Liabilities and any related Encumbrances on the assets or business of the Company shall have been released.

         5.3 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Company and Stockholders contained in Article 2 hereof shall be true and correct in all material respects, to the extent such representation or warranty does not already contain a materiality limitation, and shall be true and correct in all respects in all other circumstances, as though made on and as of the Closing Date and the Company and the Stockholders shall, on or before the Closing have performed all of their obligations hereunder which by the terms hereof are to be performed by them on or before the Closing. Stockholders shall have delivered to Buyer a certificate of themselves and the Company dated as of the Closing to the foregoing effect.

         5.4 RESIGNATIONS OF OFFICERS AND DIRECTORS. The Company shall have delivered to Buyer, at least five (5) business days prior to Closing, a complete and correct list of all of the officers and directors of the Company and Subsidiary and Buyer shall have received the written resignations of such of the officers, directors of the Company and Subsidiary as Buyer shall have designated, which resignations will be effective no later than the Closing.

         5.5 RELEASES. Buyer shall have received from each of the officers, directors and stockholders of the Company and Subsidiary the release contemplated by Section 1.7 hereof in the form of EXHIBIT B hereto.

         5.6 OPINION OF STOCKHOLDERS' COUNSEL.

         (a) At the Closing, Buyer shall have received from Rooks, Pitts and Poust and from Kotz, Sangster, Wysocki and Berg, P.C., counsel(s) for Stockholders, the Company and Subsidiary, one or more opinions dated as of the Closing, containing the opinions set forth as EXHIBIT C hereto.

         (b) In rendering the foregoing opinion such counsel may, state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of the Company or Subsidiary, and (iii) an opinion or opinions of other counsel satisfactory to Buyer and its counsel, which opinions are in form and substance satisfactory to Buyer and its counsel. In the event such counsel for Stockholders relies upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Buyer and its counsel.

         5.7 NONCOMPETITION AGREEMENTS. Jerry Barefoot, Lou Simon, David Simon and Dick Cramer shall have executed and delivered to Buyer the Noncompetition and Proprietary Information Agreement having substantially the terms of EXHIBITS D1 through D-4 attached hereto (the "Noncompetition Agreements").

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STOCK PURCHASE AGREEMENT
                                  -34-

         5.8 FIRPTA CERTIFICATE. At the Closing each of the Stockholders and the Company shall have delivered to Buyer certificates which satisfy the requirements of the regulations under Section 1445 of the Internal Revenue Code of 1986, as amended.

         5.9 ESCROW AGREEMENT. The Escrow Agent and each of the Stockholders shall have executed and delivered to Buyer the Escrow Agreement in the form of EXHIBIT E attached hereto pursuant to which Escrow Fund shall be deposited in escrow to secure payment of indemnification payable to Buyer hereunder.

         5.10 REAL PROPERTY LEASES. Buyer shall have received a Consent to Assignment of Lease and Landlord's Estoppel from each of the landlords under the Real Property Leases on terms satisfactory to Buyer.

         5.11 ABSENCE OF CERTAIN LITIGATION. There shall not be any (a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

         5.12 NO BANKRUPTCY. Neither the Company nor Subsidiary shall (i) have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors, or (ii) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property or (iii) have an attachment placed on all or a significant portion of its assets.

         5.13 NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change to the assets, business, operations or condition (financial or otherwise) of the Company or Subsidiary since the Base Balance Sheet Date.

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STOCK PURCHASE AGREEMENT
                                      -35-

         5.14 FINDERS FEE. Stockholders shall have paid the fee to W.Y. Campbell & Company described in Section 2A.22 out of the consideration received from Buyer at the Closing.

         5.15 EMPLOYEE BENEFITS. Buyer will offer its employee benefit plans to former employees of the Company who are employed by Buyer after the Closing. Furthermore, Buyer (i) shall grant credit for service with the Company, for eligibility and vesting purposes, to former employees of the Company who are employed by Buyer after the Closing, and (ii) accept the transfer of rollovers (including loans) from Buyer's 401(k) Plan upon the issuance of an IRS Determination Letter on Termination. Following the Closing, Buyer will file an application for determination letter request with the IRS. When Buyer receives a favorable determination letter from IRS, distributions from the Company's plan will be permitted.

ARTICLE 6. CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS.

         The obligations of the Stockholders to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the following actions required by this Article 6 will have been accomplished:

         6.1 REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in Article 2 hereof shall be true and correct as though made on and as of the Closing Date and Buyer shall, on or before the Closing have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing. Buyer shall have delivered to the Company and Stockholders a certificate of Buyer dated as of the Closing to the foregoing effect.

         6.2 OPINION OF BUYER'S COUNSEL.

         (a) At the Closing, the Stockholders and the Company shall have received from Brown, Rudnick, Freed & Gesmer, P.C., counsel for Buyer, an opinion dated as of the Closing, substantially in the form of EXHIBIT F.

         (b) In rendering said opinion, such counsel may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials,
(ii) certificates, in form and substance satisfactory to Stockholders and their counsel, of officers of Buyer, and (iii) an opinion or opinions in form and substance satisfactory to Stockholders and their counsel, of other counsel satisfactory to Stockholders and their counsel. In the event such counsel for Buyer rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Stockholders and their counsel.

ARTICLE 7.  INDEMNIFICATION.

         7.1 DEFINITIONS For purposes of this Article 7:

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STOCK PURCHASE AGREEMENT
                                      -36-

         "Losses" means all losses, damages (including, without limitation, punitive and consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

         "Buyer's Indemnified Persons" means the Buyer, its parent, subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders and agents, the Company and Subsidiary after the Closing, and any person serving as a director, officer, employee or agent of the Company and Subsidiary at Buyer's request after the Closing.

         "Indemnified Person" means any person entitled to be indemnified under this Article 7.

         "Indemnifying Person" means any person obligated to indemnify another person under this Article 7.

         "Stockholders' Indemnified Persons" means each of the Stockholders.

         "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

         7.2 INDEMNIFICATION BY STOCKHOLDERS.

         (a) Subject to the limitations in paragraph (b) below, prior to the Closing the Company and each of the Stockholders, jointly and severally, and after the Closing, each of the Stockholders (other than Lisa Fuller), jointly and severally, agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                  (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 2.1, 2.2, 2.3, 2A.4, 2A.7 and, solely to the extent relating to title, Section 2A.8) made by the Company, Stockholders or any of them in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing; provided that, for the purpose of this Section 7.2, any qualification of such representations and warranties by reference to the materiality of matters stated therein, and any limitations of such representations and warranties as being "to the knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof;

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STOCK PURCHASE AGREEMENT
                                      -37-

                  (ii) resulting from or arising out of any breach of any of the representations or warranties made by the Stockholders pursuant to Sections 2.1, 2.2, 2.3, 2A.4, 2A.7 and, solely to the extent related to title, Section 2A.8;

                  (iii) resulting from or arising out of any breach of any covenant or agreement made by the Company or Stockholders or any of them in or pursuant to this Agreement;

                  (iv) in respect of any liability or obligation of the Company or Subsidiary which any Stockholder has expressly assumed or for which any Stockholder has expressly agreed to be responsible, including pursuant to
Section 5.2 hereof;

                  (v) resulting from or arising out of any liability, payment or obligation arising out of any litigation or similar matter required to be described on SCHEDULE 2A.18, except to the extent of reserves with respect thereto on the Base Balance Sheet;

                  (vi) resulting from or arising out of the intentional misrepresentation or breach of warranty of the Company, Subsidiary or any Stockholder or any intentional failure of the Company, Subsidiary or any Stockholder to perform or comply with any covenant or agreement of the Company or any Stockholder, respectively;

                  (vii) resulting from or arising out of any liability, payment or obligation in respect of any taxes owing by the Company, Subsidiary, Stockholders or Buyer, as successor to the Company or Subsidiary, of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, up to an including the Closing Date, except to the extent of reserves with respect thereto on the Base Balance Sheet;

                  (viii) resulting from or arising out of any third party action, whether by a governmental authority or other third party for damages, including fines or penalties, or clean-up costs or other compliance costs under any Environmental Law or from the violation of any Environmental Law arising out of the operations of the Company or Subsidiary on or before the Closing Date;

                  (ix) resulting from or arising out of any Benefit Plan based on facts or circumstances existing on or prior to, or acts or omissions occurring on or prior to the Closing Date;

                  (x) resulting from or arising out of the power-attorney dated
________, 2000, granted by Lisa L. Fuller, individually and as Trustee under Revocable Living Trust Agreement dated April 25, 1995, to Louis Simon for purposes of executing this Agreement and the agreements and documents contemplated hereby; or

                  (xi) resulting from or arising out of any Third Party Action (including a binding arbitration or an audit by any taxing authority), that it is instituted or threatened against any of Buyer's Indemnified Persons.

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STOCK PURCHASE AGREEMENT
                                      -38-

         (b) The right to indemnification under paragraph (a) is subject to the following limitations:

                  (i) The Company and Stockholders shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Company, if prior to Closing, or the Stockholders (other than Lisa Fuller, if after the Closing), asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                           (A)      for claims under clauses (i), (v), (ix) and
                                    (xi) (insofar as a claim under clause (xi) relates to any matter included under clause
                                    (i), (v) or (ix)) of paragraph (a) above, a period of twenty-four (24) months from the Closing Date;

                           (B)      for claims under clauses (ii), (iii), (iv),
                                    (vi), (vii), (viii) and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause (ii), (iii),
                                    (iv), (vi), (vii) or (viii)) of paragraph
                                    (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended.

                           (C) for claims under clause (x) and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause
                                    (x)) of paragraph (e) above, without limit as to time;

except that, for any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, then the period above shall commence on the date when such covenant or agreement should have been performed.

         (c) Indemnification for claims under paragraph (a)(i) and (xi) (insofar as a claim relates to any matter included under clause (a)(i)) shall be payable the Stockholders (other than Lisa Fuller) only if and at such time as the aggregate amount of all Losses hereunder by Buyer's Indemnified Persons shall exceed Seventy-Five Thousand Dollars ($75,000) (the "Basket"), at which point the Stockholders (other than Lisa Fuller) shall be responsible for all Losses, including the Basket. The Stockholders' aggregate liability for indemnification under paragraph (a) above shall not exceed the Purchase Price.

         (d) The gross amount with respect to indemnification for which the Stockholders may be liable to a Buyer's Indemnified Person pursuant to this
Article 7 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable loss.

         (e) Notwithstanding anything contained herein to the contrary, indemnification for claims under clause (a)(x) and (xi) (insofar as a claim relates to any matter

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STOCK PURCHASE AGREEMENT
                                      -39-
included under clause (a)(x)) shall not be subject to any of the procedural, dollar, time or other limitations contained herein.

         7.3 INDEMNIFICATION BY BUYER.

         (a) Subject to the limitations in paragraph (b) below, from and after the Closing Date, Buyer shall indemnify and hold harmless Stockholders' Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them:

                  (i) resulting from or arising out of any breach of any of the representations or warranties made by Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

                  (ii) resulting from or arising out of any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; or

                  (iii) resulting from or arising out of Buyer's fraud.

         (b) Buyer shall have no liability under paragraph (a) above unless a Stockholders' Indemnified Person gives written notice to Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto before twenty-four (24) months from the Closing Date.

         7.4 DEFENSE OF THIRD PARTY ACTIONS.

         (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 7.

         (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

         (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third

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                                      -40-

Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

         (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

         (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

         (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

         7.5 MISCELLANEOUS.

         (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 7.2(a) and Stockholders' Indemnified Persons shall be entitled to indemnification under Section 7.3(a), regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person unless expressly disclosed on each particular Schedule requiring such disclosure.

         (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

         (c) Buyer may, at its option, recover any undisputed amount owing by the Company or the Stockholders for indemnification hereunder by setoff against any amounts that may otherwise be due from the Buyer, the Company or Subsidiary to the Stockholders, or any of them, whether hereunder or otherwise; provided that Buyer shall not be required to recover such claims in such manner and may proceed against the Indemnified Party at any time or times for recovery of indemnification claims. In the event any claim for indemnification is being disputed by the Stockholders, Buyer may withhold payment of any amounts that may otherwise be due from Buyer, the Company or Subsidiary to the Stockholders or any of them; provided Buyer shall pay such amount into a mutually agreeable escrow account pending resolution of such dispute.

         7.6 PAYMENT OF INDEMNIFICATION. Amounts determined to be payable for indemnification under this Article 7 shall be paid or otherwise satisfied by the Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person. Any amount which may become due and payable to any of the Buyer's Indemnified Persons under Section 7.2(a) shall


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STOCK PURCHASE AGREEMENT
                                      -41-
first be paid or otherwise satisfied out of the Escrow Fund until the same has been exhausted. Any claims in excess of the Escrow Fund may be satisfied by whatever remedy is available at law or equity.

ARTICLE 8. TERMINATION OF AGREEMENT.

         8.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the parties, (b) by either side if there has been a material misrepresentation, breach of warranty or breach of covenant by the other side in its representations, warranties and covenants set forth herein, (c) by Buyer if the conditions stated in Article 5 have not been satisfied at or prior to the Closing, (d) by Stockholders if the conditions stated in Article 6 have not been satisfied at or prior to the Closing, or (e) if the Closing shall not have occurred and the transactions contemplated hereby consummated by January 31, 2000, provided that the right to terminate under this clause (e) shall not be available to any parties whose breach has been the cause of such failure to close.

         8.2 EFFECT OF TERMINATION. If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to a nonbreaching party for its damages and, if Stockholders terminate this Agreement for any reason other than due to a breach by Buyer of Section 6.1 or Buyer's request for a purchase price reduction as a result of Buyer's due diligence review, Stockholder shall also pay to Buyer, in addition to such damages, $50,000 in cash as reimbursement, in part, for Buyer's expenses incurred in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party). Notwithstanding such termination, the provisions of Article 7 and Sections 9.2, 9.4, 9.5 and 9.11 shall survive the termination of this Agreement.

         8.3 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 5 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the Company and Stockholders and Buyer shall have the right to obtain and order such specific performance in any of the Courts in the United States or any state or political subdivision thereof. If any of the conditions specified in Article 6 hereof have not been satisfied, Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder.

ARTICLE 9.  MISCELLANEOUS.

         9.1 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article 9 and shall be further actionable subject to the limitations set forth therein,

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STOCK PURCHASE AGREEMENT
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


regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

         9.2 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, (including legal and accounting fees) and no expenses of the Stockholders, the Company or Subsidiary relating in any way to the purchase and sale of stock hereunder shall be included in any account of the Company or Subsidiary as of the Closing or shall be charged to or paid by Buyer with the exception of the cost of the audited financial statements required to be prepared and delivered pursuant to this Agreement.

         9.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given (i) hereunder by any party hereto shall be in writing and shall be deemed to have been duly given when received if delivered personally, or (ii) on the business day following the business day sent if sent by prepaid domestically recognized overnight receipted courier if sent domestically, or (iii) when receipt telephonically acknowledged if sent by telecopier transmission on a business day or, if not a business day, on the next following business day, or (v) when answered back if sent by telex, if on a business day, or if not a business day, or the next following business day, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

      If to the Stockholders or, prior to the Closing, to the Company, to:

         Mr. Louis Simon
         16 Moreland Drive
         Grosse Point, MI 48236
         Tel:  313 881-8685

         Fax:

with a copy to:

         Rooks, Pitts and Poust
         10 South Wacker Drive
         Suite 2300
         Chicago, Illinois 80606
         Attn:  Jeffrey M. Dalebroux
         Tel: 312 876-1700
         Fax: 312 876-1155

     If to the Buyer, to:

         UFP Technologies, Inc.
         172 East Main Street
         Georgetown, MA  01833
         Attn:  R. Jeffrey Bailly

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STOCK PURCHASE AGREEMENT

         Tel:  978 352-2200
         Fax:  978 352-5616

with a copy to:

        Brown, Rudnick, Freed & Gesmer, P.C.
        One Financial Center
        Boston, MA  02111
        Attn:  Gordon R. Penman, Esquire
        Telephone:  (617) 856-8200
        Facsimile:  (617) 852-8201

         and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

         9.4 PUBLICITY AND DISCLOSURES. Except as may be otherwise required for compliance by Buyer with applicable stock exchange rules or securities laws, neither Buyer nor the Company, Subsidiary nor Stockholders nor any of their respective agents or representatives shall issue nor approve any news release or other public announcement concerning this Agreement (or any schedules or exhibits hereto) prior to the Closing without the prior written approval of the other. Subsequent to the Closing, Buyer may issue any news release, public announcement or published information or documents it deem necessary or desirable.

         9.5 CONFIDENTIALITY. The parties agree that they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the Company, Subsidiary or Buyer in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or reveal the financial or other terms and conditions of this Agreement unless such information is or hereafter becomes public information through means other than a default hereof by such party or is required to be disclosed by applicable law, including applicable securities laws or stock exchange rules or regulations. The obligations of this Section 8.5 shall survive any termination of this Agreement.

         9.6 TIME PERIOD. The parties acknowledge that time is of the essence with respect to the fulfillment of the respective obligations of the parties hereto and the Closing of the Transaction as contemplated by this Agreement.

         9.7 ENTIRE AGREEMENT. This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

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STOCK PURCHASE AGREEMENT
                                      -44-

         9.8 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         9.9 ASSIGNABILITY. This Agreement may not be assigned otherwise than by operation of law (a) by Buyer without the prior written consent of Stockholders or (b) by Stockholders without the prior written consent of Buyer. However, any or all rights of Buyer to receive performance (but not the obligations of Buyer to Stockholders hereunder) and rights to assert claims against Stockholders in respect of breaches of representations, warranties or covenants of the Company or of the Stockholders hereunder, may be assigned by Buyer to (i) any direct or indirect subsidiary, parent or other affiliate of Buyer, or (ii) any person or entity extending credit to Buyer to finance the purchase price, but any assignee of such rights under clause (i) or clause (ii) shall take such rights subject to any defenses, counterclaims and rights of setoff to which Sellers might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         9.10 AMENDMENT. This Agreement may be amended only by a written agreement executed by Buyer and the Stockholders.

         9.11 GOVERNING LAW; VENUE.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the Commonwealth of Massachusetts.

         (b) Any claim, action, suit or other proceeding initiated by any of the Stockholders' Indemnified Persons against Buyer or by any of the Buyer's Indemnified Persons against the Company or any Stockholder, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in the Superior Court for __________ County, State of Michigan or the United States District Court for the ________ District, and each of Buyer, the Company and the Stockholders hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum.

         9.12 REMEDIES. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, Stockholders shall waive the defense that there is an adequate remedy at law. Stockholders acknowledge that the Company Shares are unique and cannot be obtained on the open market. Without limiting any remedies Buyer may otherwise have hereunder or under applicable law, in the event Stockholders refuse to perform their obligations under this Agreement, Buyer shall have, in addition to any other rights at law or equity, the right to specific performance.

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STOCK PURCHASE AGREEMENT
                                      -45-

         9.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         9.14 EFFECT OF TABLE OF CONTENTS AND HEADINGS. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

         9.15 Guaranty. EACH OF THE GUARANTORS HEREBY UNCONDITIONALLY GUARANTEES ALL OF THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS CONTAINED HEREIN, INCLUDING WITHOUT LIMITATION THE OBLIGATIONS CONTAINED IN ARTICLE 7 HEREOF, AND SUCH GUARANTY SHALL BE PRIMARY, ABSOLUTE, UNCONDITIONAL AND CONTINUING.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.

                                       THE COMPANY:
                                       SIMCO INDUSTRIES, INC.

                                       By:   /S/  DAVID L. SIMON
                                          ------------------------------------
                                            David L. Simon, President

                                       BUYER:
                                       UFP TECHNOLOGIES, INC.

                                       By:      /S/  R. JEFFREY BAILEY
                                          ------------------------------------
                                            R. Jeffrey Bailly, President

                                       STOCKHOLDERS

                                       /S/  LOUIS SIMON
                                          ------------------------------------
                                          Louis Simon, Trustee UTA dated
                                          December 18, 1978, FBO Louis
                                          Simon, as amended

                                       /S/  DAVID L. SIMON
                                          ------------------------------------
                                          David L. Simon, Trustee under
                                          Revocable Living Trust Agreement of
                                          David L. Simon dated March 20, 1995

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STOCK PURCHASE AGREEMENT
                                    -46-

                                       Lisa L. Fuller, Trustee under Revocable
                                       Living Trust Agreement of Lisa L. Fuller dated April 25, 1995

                                       By:      /S/  LOUIS SIMON
                                          ------------------------------------
                                            Louis Simon, Attorney-in-fact

                                       GUARANTORS

                                            /S/  LOUIS SIMON
                                          ------------------------------------
                                          Louis Simon, individually

                                           /S/  DAVID L. SIMON
                                          ------------------------------------
                                          David L. Simon, individually

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                                      -47-